As filed with the Securities and Exchange Commission on December 10, 2025

Registration No. 333-286867

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANARY STAKED SEI ETF

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	_________________ (I.R.S. Employer Identification Number)

c/o Canary Capital Group LLC

8 Cadillac Drive, Suite 300

Brentwood, TN 37027

(615) 200-0788

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copy to:

Morrison C. Warren, Esq.,

James Audette, Esq.,

Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated December 10, 2025

PROSPECTUS

Shares

Canary Staked SEI ETF

The Canary Staked SEI ETF (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the price of SEI (“SEI”) held by the Trust, as measured by the Pricing Benchmark (defined below), less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional SEI through the validation of transactions in the SEI network’s (the “SEI Network”) proof-of-stake (“PoS”) process. In seeking to achieve its investment objectives, the Trust will hold SEI and establish its net asset value (“NAV”) by reference to the CoinDesk SEI CCIXbe 60m New York Rate (the “Pricing Benchmark”). The Pricing Benchmark is calculated and published by CoinDesk Indices, Inc., a Delaware corporation (the “Benchmark Provider”) based on a 60-minute time-weighted average price of SEI-USD CCIXbe Reference Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major SE trading platforms (“Constituent Platforms”). Canary Capital Group LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, U.S. Bancorp Fund Services, LLC is the transfer agent of the Trust (in such capacity, the “Transfer Agent”), the administrator of the Trust (in such capacity, the “Administrator”). U.S. Bank, N.A., an affiliate of the Transfer Agent and Administrator, is the cash custodian of the Trust (the “Cash Custodian”), and BitGo Trust Company, Inc. (“BitGo” or the “BitGo Custodian”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” or “Coinbase”) are the custodians (collectively, the “Custodians”) for the Trust, and will hold all of the Trust’s SEI on the Trust’s behalf.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of [____] Shares (a “Basket”) based on the quantity of SEI attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of SEI or cash needed to purchase the amount of SEI represented by the Basket being created, as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the SEI represented by the Basket to be sold and the cash proceeds distributed or the amount of SEI represented by the Basket will be distributed . Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, SEI or cash to the Trust’s account with the Custodians (in the case of SEI) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver SEI or cash to such Authorized Participant or an Authorized Participant’s designee (an “Authorized Participant Designee”) when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share NAV of the Trust.

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more staking providers (each, a “Staking Provider”) except for the SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by a Staking Provider. The initial Staking Provider for the Trust’s SEI will be ________ (“________”).

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “____.”

The Trust is offering an indeterminate number of Shares. The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in SEI futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

[__________, (the “Seed Capital Investor”), an affiliate of the Sponsor, is expected to purchase the initial Basket of Shares for $____, at a per-Share price of $__ for these ____ Shares (the “Seed Shares”). Such proceeds are expected to be used by the Trust to purchase SEI at or prior to the listing of Shares on the Exchange. The Seed Capital Investor will act as a statutory underwriter in connection with the initial purchase of the Seed Shares. See “Seed Capital Investor” for additional information.]

The price of the Seed Shares was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD SEI. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 26.

the Shares of the trust are neither interests in nor obligations of the Sponsor, the trustee, the administrator, the transfer agent, THE Marketing Agent, the Custodians or any of their respective affiliates. the Shares are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is _______, 202_

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Canary Staked SEI ETF (the “Trust”) is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the price of SEI (“SEI”) held by the Trust, as measured by the Pricing Benchmark (as defined below), less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional SEI through the validation of transactions in the SEI network’s (the “SEI Network”) proof-of-stake (“PoS”) process. The Trust is a passive investment vehicle that does not seek to provide returns beyond tracking the price of SEI. In seeking to achieve its investment objectives, the Trust will hold SEI and establish its net asset value (“NAV”) on each business day by reference to the CoinDesk SEI CCIXbe 60m NY Rate (the “Pricing Benchmark”). The Pricing Benchmark is calculated and published by CoinDesk Indices, Inc., a Delaware corporation (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the SEI-USD CCIXbe Reference Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major SEI trading platforms (“Constituent Platforms”). The Trust is sponsored by Canary Capital Group LLC (the “Sponsor”), a wholly owned subsidiary of Canary Capital Group Inc.

The Trust intends to provide direct exposure to the price of SEI held by the Trust with BitGo Trust Company, Inc. (“BitGo” or the “BitGo Custodian”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” or “Coinbase,” and, collectively with the BitGo Custodian, the “Custodians”). The Coinbase Custodian is chartered as a New York State limited liability trust company and provides custody services for digital assets. The BitGo Custodian is charted as a South Dakota trust company. The Custodians are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) but carry insurance provided by private insurance carriers. The insurance carried by the Custodians is shared among all each of the Custodians customers, is not specific to the Trust or to customers holding SEI with either of the Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

SEI is a digital asset. Like all digital assets, buying, holding and selling SEI is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of SEI does not entitle its holders to any portion of a company’s profits or any stream of income payments. SEI is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for SEI through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding SEI directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use SEI by investing in the Shares rather than purchasing, holding and trading SEI directly.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. However, under the Trust Agreement certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates). Further, Shareholders will have such other voting rights as may be required by the laws of the state of Delaware.

The Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, which include staked assets, serve as collateral for any loan or similar arrangement.

The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objectives.

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more staking providers (each, a “Staking Provider”) except for the SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. [___] is expected to be the exclusive Staking Provider for [___] from the date upon which the Trust first trades. The Trust will stake the Trust’s SEI on the SEI Network through the Custodian using a software protocol provided by ________ that connects the Trust to a pool of verified validator nodes on the SEI Network for automated SEI staking optimization. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of SEI, which may be treated for federal income tax purposes as income to the Trust (see “United States Federal Income Tax Consequences” for a further description of the tax implications of the activities of the Trust to an investor). The Trust itself will not engage in staking activities, including operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Trust’s SEI to be staked or timing of the staking activities. The Custodians will maintain exclusive possession and control of the private keys associated with any staked SEI at all times. Staking activity on the SEI Network involves the delegation of SEI to validators and carries certain risks. The SEI Network currently implements slashing, meaning that staked SEI is subject to automatic penalties for validator misbehavior, such as double-signing or extended downtime. There is no guarantee that slashing parameters or other punitive mechanisms will not change in the future. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated SEI is temporarily locked and inaccessible. These phases affect when SEI begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The description and considerations related to staking are discussed more fully in “Principal Risks—Risks Associated with SEI and the SEI Network.”

Staking rewards generated by the Trust’s staking program will be subject to fees shared among the Staking Provider and its network of validators. The amounts owed or paid to the Staking Provider and its network of validators are collectively referred to as the “Staking Fees.” The Staking Fees will reduce the amount of SEI rewards that are generated from the Trust’s staking program that are received by the Trust. The remainder of the staking rewards will be deployed into the staking program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. The Sponsor will not be entitled to any Staking Fees and will not receive any additional compensation for administering the Trust’s staking program. Except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Trust’s staking program.

The SEI Network and SEI

The SEI network is a decentralized, application-specific Layer 1 blockchain (i.e., the foundational network that processes and records transactions directly on the base protocol) launched to serve as foundational infrastructure for high-performance trading and exchange-focused decentralized applications (the “SEI Network”). SEI was designed to recognize the shortcomings of then-existing layer 1 blockchains, such as reliability, scalability and speed that hinder trading applications from delivering a seamless user experience that facilitated mass adoption, and seeks to optimize on-chain performance for decentralized applications (“dApps”) centered on trading and exchange functionality to address these shortcomings. The network supports high-throughput, low-latency transaction execution and provides infrastructure for decentralized finance (“DeFi”), gaming and non-fungible tokens (“NFTs”). In contrast to general-purpose blockchains, the SEI Network includes a native order-matching engine and implements protocol-level enhancements, including parallel transaction processing and frequent batch auction mechanisms, designed specifically to meet the performance and fairness demands of trading applications.

The SEI Network uses a PoS consensus model grounded in Tendermint Core, a high-performance blockchain engine that provides a Byzantine Fault Tolerant (“BFT”) consensus algorithm that separates consensus from application logic and allows developers to build secure, fast and consistent blockchains. SEI enhances this model through its proprietary “Twin-Turbo” architecture, which combines intelligent block propagation with optimistic transaction execution to maximize speed and efficiency. The SEI Network’s intelligent block propagation is a technique that optimizes how new blocks are shared across the network and significantly decreases the overall time a validator waits to receive a block. Optimistic transaction execution allows for transactions to be processed quickly, by having validators concurrently process the first block proposal they receive and will write the candidate state to a cache. If the block gets accepted by the SEI Network, the data from the cache will get committed, and if it is rejected such data will get discarded. This process allows for quick execution of transactions with a later validation process. The Twin-Turbo system improves block finality and lowers latency, making SEI particularly well-suited for time-sensitive and high-frequency trading strategies. Validators propose and confirm blocks, while token holders can delegate stake to those validators in exchange for rewards. This structure provides both network security and a mechanism for token holder participation in governance.

SEI is the native token of the SEI Network and is used for gas fees, staking and governance. It serves as the unit of account for paying transaction costs and is staked to validators who secure the network. Token holders also participate in governance by voting on protocol upgrades and parameter changes. SEI further acts as a medium of exchange within dApps that rely on SEI’s native matching engine for order execution at the protocol level.

SEI’s utility spans the full breadth of the network’s modular infrastructure. In DeFi, the token may be used in derivatives markets, automated market makers and other financial protocols that benefit from SEI’s parallelized execution model and sub-second block times. The network supports asset-agnostic trading and maintains a native price oracle system, allowing developers to create customized trading instruments and settle transactions efficiently. SEI also facilitates trading of NFTs and in-game assets on gaming platforms that require integrated liquidity and predictable execution. The frequent batch auction model reduces opportunities for front-running and supports more equitable order settlement.

SEI’s architecture is built to maximize composability, performance and decentralization. By leveraging transaction parallelization, validator-powered oracles and deterministic order handling, the network ensures integrity and predictability across financial workflows. As part of the Cosmos ecosystem, SEI is interoperable with other blockchains through the Inter-Blockchain Communication (“IBC”) protocol, a standard for trust-minimized cross-chain messaging. This interoperability enables seamless asset transfers and positions SEI as an interconnected infrastructure layer designed for next-generation trading ecosystems.

As of November 13, 2025, according to CoinMarketCap.com, the market capitalization for SEI was approximately $1.1 billion. For more information on SEI and the SEI Network, see “SEI, SEI Markets, and Regulation of SEI” below.

The Trust’s Investment Objectives

The Trust’s investment objective is to seek to provide exposure to the price of SEI held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional SEI through the validation of transactions in the SEI Network’s PoS process. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking Providers except for the SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemptions, pay Trust expenses or otherwise protect the Trust and its assets. In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Trust. In seeking to achieve its investment objectives, the Trust will hold SEI and establish its NAV daily as of 4:00 p.m. Eastern time using the same methodology used to calculate the Pricing Benchmark. All of the Trust’s SEI will be held by the Custodians.

The CoinDesk SEI CCIXbe 60m NY Rate

The Pricing Benchmark is designed to reflect the performance of SEI in U.S. dollars.  The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark as of 4:00 p.m. ET, which integrates spot market prices from various digital asset trading platforms. The Pricing Benchmark is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the SEI reference rate, (2) provide a volume-weighted fair value of SEI and (3) appropriately handle and adjust for non-market related events.  See “The Trust and SEI Prices” below.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with the SEI Network and SEI

SEI is a relatively new technological innovation with a limited history. There is no assurance that usage of the SEI Network or SEI will continue to grow. A contraction in the use or adoption of SEI may result in increased volatility or a reduction in the price of SEI, which could adversely impact the value of the Shares. Sales of SEI that have been newly released from escrow may cause the price of SEI to decline, which could negatively affect an investment in the Shares. SEI markets have a limited history, SEI trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of SEI and the SEI Network continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of SEI or otherwise impact the demand for SEI. Disruptions at digital asset trading platforms could adversely affect the availability of SEI and the ability of Authorized Participants to purchase or sell SEI and, therefore, their ability to create and redeem Shares.

Spot markets on which SEI trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at SEI spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of SEI and the ability of Authorized Participants (as defined below) to purchase or sell SEI or SEI derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodians, could prevent the Trust from accessing its SEI. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer SEI in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Pricing Benchmark

The failure of the Pricing Benchmark methodology to measure the actual price of SEI could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the price of SEI as calculated by the Pricing Benchmark methodology may differ from the price of SEI calculated by other methodologies and the price of SEI on any single spot market.

SEIvesting in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in SEI. As noted, there are significant risks and hazards inherent in the SEI market that may cause the price of SEI to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the SEI market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of SEI, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

In addition, under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking Providers, except for the SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. Staking activity comes with a risk of loss of SEI. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The staked assets may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider. In combination, they deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodian’s liability to the Trust for the actions of the Staking Provider is limited, and the Custodian may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

Under the Custodial Services Agreement, the Staking Provider is entitled to the Staking Provider Consideration. The payment of the Staking Provider Consideration by the Custodian will reduce the portion of the staking rewards generated by the Trust’s staking program that are actually received by the Trust. Accordingly, the staking rewards actually received by the Trust will likely be less than what the Trust would receive if the Trust were to administer its own staking program without the assistance of third-party service providers.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s account with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Pricing Benchmark because the Trust incurs operating expenses and other fees and liabilities. Moreover, the NAV of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of SEI trading platforms due to fraud, failure, security breaches or otherwise.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the SEI Network or asset “air dropped” to holders of SEI. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the SEI Network (other than what the Sponsor determines to be SEI) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “____”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors. The Indicative Trust Value (the “ITV”) per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, https://efts.canary.capital, or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at ________.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and SEI Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on April 23, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The Trust’s Service Providers

The Sponsor

The Sponsor, Canary Capital Group LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027. The Sponsor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers; and (ii) upon dissolution of the Trust, distributing the Trust’s remaining SEI or the cash proceeds of the sale of the Trust’s remaining SEI to owners of record of the Shares. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below) out of the Sponsor’s unified fee.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

U.S. Bancorp Fund Services, LLC serves as the Trust’s administrator (in such capacity, the “Administrator”). The Administrator’s principal address is 615 East Michigan Street, Milwaukee, Wisconsin 53202. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s SEI and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodians

The BitGo Custodian and Coinbase Custodian serve as the Trust’s Custodians. Under the services agreements with each of the BitGo Custodian and Coinbase Custodian (each a “Custodial Services Agreement” and collectively, the “Custodial Services Agreements”), the Custodians are responsible for safekeeping all of the SEI owned by the Trust that has been allocated to each of the BitGo Custodian or Coinbase Custodian. The Custodians were selected by the Sponsor.

The Sponsor is responsible for opening accounts with the Custodians that will hold the Trust’s SEI (the “SEI Accounts”), as well as facilitating the transfer or sale of SEI required for the operation of the Trust.

The Cash Custodian

U.S. Bank N.A., an affiliate of the Administrator and Transfer Agent, serves as the cash custodian for the Trust (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-SEI assets of the Trust.

The Staking Provider

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more staking providers (each, a “Staking Provider”), except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The initial Staking Provider for the Trust’s SEI will be _______ (“______”). ______ is expected to be the exclusive Staking Provider for the Trust for at least two (2) years from the date upon which the Trust first trades. The staking program (the “Staking Program”) will be carried out by the ______ pursuant to an agreement between the Custodian and the Staking Provider. The Trust is not a party to such agreement.

The Custodian, in consultation with the Sponsor, is responsible for the implementation of the Trust’s Staking Program, including establishing the arrangements with the Staking Providers, and neither the Trust nor the Sponsor will have any direct contractual relationship with the Staking Providers. In determining the amount and percentage of the Trust’s SEI to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s SEI at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Custodian deems relevant in making the allocation determination.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by a Staking Provider. The Trust will dedicate substantially all of the Trust’s SEI to the Trust’s Staking Program, which will be provided by one or more Staking Providers through the Custodian. The portion of the Trust’s SEI will be fixed on or before the Trust’s start date. ______ is responsible for providing the software protocol that allows the Trust to connect to a pool of verified validator nodes on the SEI Network for automated SEI staking optimization.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with the approximately 21-day unbonding cycle for the SEI Network. Accrued staking rewards will be included in the Trust's daily NAV calculation.

The Staking Provider will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at www.canary.capital.

The Staking Program offered by the Staking Provider contains a so-called “instant unbond” feature, which is a proprietary marketplace where holders of staked SEI are matched with holders of unstaked SEI, enabling holders of staked SEI to find instantaneous liquidity for a spread. Any spread or other fees incurred in connection with the use of the instant unbond feature will be borne by the redeeming Authorized Participant and will not reduce the amount of SEI represented by a Share or value of the Shares. If necessary, and as part of the Trust’s Liquidity Risk Management Policy, the Trust will utilize the Staking Provider’s instant unbond feature for its staked SEI to meet redemption requests and pay other Trust expenses without waiting for the native SEI Network unbonding period to elapse. There can be no guarantee that the instant unbond feature will be available at any given time, and the Sponsor may need to rely on other aspects of the Liquidity Risk Management Policy to manage the liquidity of the Trust’s SEI portfolio.

The Marketing Agent

___ is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

Pricing Benchmark Services

CoinDesk Indices, Inc., a Delaware corporation (the “Benchmark Provider”), publishes the Pricing Benchmark and is responsible for oversight of the Pricing Benchmark.

SEI Trading Counterparties

The Trust buys and sells SEI through SEI trading counterparties selected by the Sponsor. The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of ____, the Trust has entered into agreements with each of ____, ____, ____ and ____ to serve as an SEI trading counterparty to the Trust. Each of these SEI trading counterparties is, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual unified fee of ____% of the Trust’s SEI Holdings (the “Sponsor Fee”). The Trust’s “SEI Holdings” is the quantity of the Trust’s SEI plus any cash or other assets held by the Trust represented in SEI as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in SEI as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s SEI Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in SEI and be payable monthly in SEI or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of SEI to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Marketing Agent, the Administrator, the Custodians, the Transfer Agent, the Cash Custodian, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of SEI, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of SEI to pay Extraordinary Expenses, the Trust will bear such fees, but to the extent there are any on-chain transaction fees incurred in connection with the transfers of SEI to pay the Sponsor Fee or any Sponsor-paid Expenses, the Sponsor, and not the Trust, shall bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of SEI in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell SEI at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in SEI, the amount of SEI transferred or sold may vary from time to time depending on the actual sales price of SEI relative to the Trust’s expenses and liabilities (e.g., if the price of SEI falls, the amount of SEI needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell SEI, the Trust may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of SEI incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Trust’s Custodians will maintain custody of all of the Trust’s SEI, which will be held in a segregated account in the name of the Trust on the Custodian’s books and records. The Custodians will maintain the Trust’s SEI in segregated wallets separate from the assets of other customers of such Custodian. A portion of the Trust’s SEI will be held in hot storage, which requires private keys to be held online on the Custodian’s intranet, where they are more accessible and can be used for more efficient SEI transfers. A majority of the SEI held by each Custodian will be held in offline (“cold”) storage, and the Custodians are solely responsible for managing the allocation of SEI in hot and cold storage and does not publicly disclose what percentage of SEI is held in cold storage. The Trust, as client of each Custodian, performs regular diligence of operational practices of the Custodians, including practices related to the allocation of assets held in cold or hot storage.

Within such segregated hot and cold wallets, each Custodian has represented to the Sponsor that it keeps a substantial majority of assets in cold wallets , to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. The Custodians have represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodian balances anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of SEI that the Custodian maintains in cold wallets versus hot wallets.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s SEI is (are) generated and stored in an offline manner. When the Custodian transfers SEI from cold storage to a hot wallet, it does so by sending SEI over the SEI Network. Private keys are generated on devices that are not and never have been connected to the internet so that they are resistant to being hacked. The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, and hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The private keys related to the Trust’s SEI are not accessible to any person or entity except the Custodians, including the Sponsor. The Sponsor and the Trust’s service providers will have the ability to verify the existence of the Trust’s SEI through information provided from the Custodian.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. The Custodians may receive deposits of SEI but may not send SEI without use of the corresponding private keys. Outbound SEI transfers require cryptographic signing by the Custodian using private keys, which are protected using high standards of physical, cyber, and operational controls.

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash. The Trust is obligated to convert any cash contributed to SEI as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses.

The Sponsor will allocate the Trust’s SEI between SEI Accounts at the Coinbase Custodian, and the BitGo Custodian. In determining the amount and percentage of the Trust’s SEI to allocate to each SEI Account, the Sponsor will consider (i) the concentration of the Trust’s SEI at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s SEI at each Custodian, (v) the fees and expenses associated with the transfer to or from the SEI Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s SEI held at the Coinbase Custodian or the BitGo Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of SEI between the SEI Accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of SEI between the SEI Accounts at each Custodian will occur “on-chain” over the SEI Network. On-chain transactions are subject to all of the risks of the SEI Network, including the risk that transactions will be made erroneously and are generally irreversible. The Custodians will maintain insurance for risk of loss of assets, however, such insurance is shared among all of the Custodians customers, is not specific to the Trust or to customers holding SEI with either of the Custodians and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Staked SEI

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more staking providers, except for the SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. ________ is expected to be the exclusive Staking Provider for [at least two (2) years from the date upon which the Trust first trades.. The Trust will stake the Trust’s SEI on the SEI Network through the Custodian using a software protocol provided by ________ that connects the Trust to a pool of verified validator nodes on the SEI Network for automated SEI staking optimization. The Custodian will maintain exclusive possession and control of the private keys associated with any staked SEI at all times. The staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated SEI is temporarily locked and inaccessible. These phases affect when SEI begins earning rewards, participates in consensus and becomes available for transfer or redelegation. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider.

The Shares

The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

NAV means the total assets of the Trust including, but not limited to, all SEI and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. ET. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the SEI held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of [      ] Shares (a “Basket”) based on the quantity of SEI attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either SEI represented by the Basket being created or cash needed to purchase the amount of SEI represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the SEI represented by the Basket to be sold and the cash or SEI proceeds distributed. An Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), will deliver, or facilitate the delivery of, cash to the Trust’s account with the Cash Custodian in exchange for Shares when they purchase Shares, and the Trust will deliver either SEI or cash to such Authorized Participant or its Authorized Participant Designee when they redeem Shares with the Trust. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive SEI as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving SEI as part of the creation or redemption process. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “____.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of SEI by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of SEI to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

Based on an opinion of Chapman and Cutler, the Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the trust will expand and contract over time with creations and redemptions by authorized participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to immediately converted into the assets identical to those already held by the Trust. Incidental rights also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. In addition, staking of digital assets raises both trade or business and power to vary issues. The IRS recently released guidance regarding a grantor trust staking their digital assets without jeopardizing their tax status as a grantor trust, and described a safe harbor for such trusts engaged in staking activities. The Trust will endeavor to comply with the requirements of such safe harbor with respect to its staking activities.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of either SEI or cash. Additionally, the Trust will receive proceeds from its staking program that consist of SEI. Deposits of SEI are held by the Custodian on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SEI, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

SEI, SEI MARKETS AND REGULATION OF SEI

This section of the Prospectus provides a more detailed description of SEI, including: information about the historical development of SEI; how a person holds SEI; how to use SEI in transactions; how to trade SEI; the spot markets where SEI can be bought, held and sold; and the SEI OTC market.

SEI

SEI is the native cryptographic token of the SEI Network, a decentralized Layer 1 blockchain purpose-built for fast, cheap transactions, combining the network effects of Ethereum with the performance of Solana. SEI performs several core functions within the network, including securing the blockchain through proof-of-stake validator delegation, facilitating on-chain governance by enabling token holder voting, and serving as the payment mechanism for transaction fees related to order execution, smart contract interactions and general network activity.

SEI Network – Overview

SEI is a decentralized Layer 1 blockchain that combines the developer environment and network effects of Ethereum with the performance of Solana. SEI is the first L1 network to combine the power, security, and finality of the Ethereum Virtual Machine (EVM) architecture with parallelism to create the fastest, most stable, and most capable blockchain ever created.

SEI is designed to handle the demand and stresses of global deployment and adoption across core use cases, including decentralized finance (DeFi), gaming, frontier technology (DeSci), artificial intelligence (AI), and physical infrastructure networks (DePIN). Sei’s network architecture is purpose-built to support latency-sensitive applications that demand both speed and reliability.

SEI is built to serve as foundational infrastructure for high-performance trading and exchange-focused decentralized applications. Its network architecture is ideally suited for tokenization and the on-chain deployment of real world assets (RWAs) and stablecoins. SEI was created to power the financial infrastructure of the future and to establish SEI as the global hub for on-chain liquidity and settlement.

SEI has simultaneously become the leading network for decentralized gaming as a result of the network’s technical sophistication and performance capabilities.

SEI has processed more than four billion transactions across more than 80 million wallets and has become the #1 EVM chain by number of active users. The team is backed by top investors such as Multicoin, Jump, Coinbase Ventures, and Circle Ventures – and includes talent from companies like Robinhood, Google, Coinbase, Databricks, Uber, and Goldman Sachs.

SEI operates under a proof-of-stake consensus model built on Tendermint Core, a Byzantine Fault Tolerant (BFT) engine that finalizes blocks deterministically and separates consensus from application logic. SEI enhances this foundation through its Twin-Turbo Consensus architecture - a suite of optimizations designed to achieve exceptionally low block finality times, targeting approximately 400 milliseconds.

Rather than introducing a completely new consensus algorithm, Sei’s Twin-Turbo design refines and extends Tendermint through intelligent block propagation, speculative pre-commit transaction execution, aggressive configuration tuning, and tight integration with Sei’s parallel execution layer and custom SeiDB storage engine. The result is sub-second finality and near-instant transaction confirmation, enabling a new class of high-performance, EVM-compatible decentralized applications.

Validators in the SEI Network propose and confirm transactions, while holders of SEI, the network’s native utility token, can delegate their stake to validators in exchange for staking rewards and governance rights. The combination of Sei’s Twin-Turbo consensus and parallelized execution allows multiple transactions to be processed concurrently while preserving safety, composability, and deterministic finality — making SEI one of the fastest blockchains in production today, and the fastest EVM-compatible chain globally.

The planned SEI Giga upgrade is intended to introduce a custom-built parallelized EVM engine, with target performance metrics of over 200,000 transactions per second (TPS) and up to 5 Giga Gas per second in throughput. However, there is no guarantee that these performance targets will be achieved, that the upgrade will be implemented as planned or on any particular timeline, or that it will be adopted by the network through governance. Actual performance may vary significantly based on network conditions, adoption patterns, and technical limitations. These projections are forward-looking statements subject to significant uncertainty.

Decentralized Trading and Exchange Applications on the SEI Network

The SEI Network is purpose-built to serve as the foundational infrastructure for decentralized financial infrastructure.

Trading applications on the SEI Network benefit from transaction parallelization, enabling multiple orders across non-conflicting markets to be processed simultaneously, increasing throughput and lowering latency.

The SEI Network also supports asset-agnostic matching, meaning that markets are not limited to pre-defined token types. Developers can define how assets are represented and settled through their smart contracts, allowing for greater design flexibility across a wide range of trading products.

Together, these features make the SEI Network a performant and composable base layer for decentralized capital markets. Whether supporting spot exchanges, derivatives-based trading protocols or gaming marketplaces, the SEI Network’s integrated trading infrastructure is engineered to deliver speed, fairness and customizability at scale.

Real-World Assets

SEI quickly established a reputation as a leading blockchain for real-world asset (RWA) tokenization, providing the performance, reliability, and interoperability needed to bring traditional finance on-chain. With sub-second finality and native EVM compatibility, SEI delivers the speed and security institutions require to tokenize and settle assets in real time at scale.

Over the past quarter, some of the world’s largest asset managers, including BlackRock, Apollo, Brevan Howard, Hamilton Lane, and Nomura’s Laser Digital have all launched tokenized funds on SEI through regulated partners like KAIO and Securitize—representing billions in assets under management now accessible on-chain. These launches signal a broader shift by large institutional financial players to move to Sei, unlocking faster settlement, greater transparency, and more efficient access to global capital markets.

Ondo’s USDY, a yield-bearing, U.S. Treasuries–backed stablecoin, is expected to launch on Sei, which could further expand the network’s real-world asset ecosystem. However, there is no guarantee regarding the timing or success of this launch, or that it will result in increased adoption or usage of the SEI Network. With USDY, users gain access to a compliant, on-chain dollar instrument that combines stability with yield, strengthening Sei’s role as a hub for institutional-grade digital assets and on-chain finance.

The SEI ecosystem continues to expand beyond tokenized funds. Morpho, the second-largest lending protocol with over $10 billion in deposits, recently went live on Sei, bringing institutional-grade lending infrastructure to the network. Meanwhile, Chainlink, Sei’s preferred oracle provider, is integrating more than 300 global market feeds, including U.S. government–trusted economic data and U.S. equities—further strengthening Sei’s position as the most data-rich and regulated-ready environment for RWAs.

Together, these developments make SEI the natural home for tokenized finance—where the performance of centralized systems meets the openness and composability of blockchain.

Stablecoins and Payments

SEI is emerging as a cornerstone for stablecoin infrastructure and digital payments, delivering the performance and reliability required to move real-world value on-chain. The network’s growth accelerated in Q3 2025 when Circle brought native USDC to Sei, enabling frictionless, low-latency transfers across applications and ecosystems.

Major ecosystem integrations continue to expand accessibility.. MetaMask added full native support, instantly connecting more than 100 million users to the SEI network and making stablecoin transactions as seamless as traditional payments.

A potential milestone for Sei’s payment ecosystem is the possible arrival of PYUSD, the stablecoin issued by PayPal. If integrated, PYUSD could provide access to PayPal's user base. However, there is no guarantee that this integration will occur as planned, that it will occur at all, or that it will result in increased adoption or usage of the SEI Network. The timing, scope, and terms of any such integration are subject to change and depend on factors outside of SEI Labs' control, including PayPal's business decisions, regulatory approvals, and technical considerations.

Sei’s composability, security and speed have also earned recognition from regulatory and institutional bodies. The Wyoming Stable Token Commission shortlisted SEI for its USD-backed WYST stablecoin pilot, awarding it one of the top technical evaluations alongside networks such as Aptos and Solana.

Together, these developments reinforce Sei’s position as the foundation for stablecoins, payments, and real-world financial activity—where institutional trust and global accessibility meet the speed and scalability of modern blockchain infrastructure.

SEI Labs’ Incubations

SEI Labs is incubating Monaco, a next-generation decentralized trading protocol designed to deliver financial-grade execution on-chain.

Built by Monaco Research with incubation and engineering support from SEI Labs, Monaco leverages Sei’s Layer 1 infrastructure to offer sub-millisecond order execution and ~400 millisecond settlement through a central limit order book (CLOB) architecture.

The protocol introduces a shared liquidity layer and a novel revenue-sharing model (“PitPass”), enabling any front-end, wallet, or dApp to earn fees by routing trades. Backed by SEI Labs’ technical and ecosystem support, Monaco aims to become a leading trading layer for tokenized assets, bridging institutional-grade performance with open, composable DeFi infrastructure. There is no guarantee that Monaco will achieve this objective or that its development will continue as planned. SEI Labs' involvement in Monaco creates potential conflicts of interest, as resources and development efforts allocated to Monaco may impact SEI Labs' ability to support other ecosystem projects or the core protocol itself.

SEI Gaming

SEI has rapidly become a leading destination for on-chain gaming, combining fast performance with seamless user experience. Purpose-built for speed and scalability, Sei’s architecture enables real-time gameplay and frictionless asset ownership—unlocking a new generation of Web3 games that feel like Web2.

According to recent data publishers and Sei’s own ecosystem reports, SEI is currently the #1 EVM chain by daily active users, surpassing Sui, Aptos, and Polygon with consistent growth month over month. Games like World of Dypians, Hotspring, and Archer Hunter have driven millions of on-chain interactions, supported by Sei’s ultra-low latency (~400ms finality) and developer-friendly infrastructure.

With major studios and indie developers alike migrating to Sei, the network is positioning itself as the home of next-generation Web3 gaming—where performance, interoperability, and player ownership converge.

Gas Fees on the SEI Network

The SEI Network utilizes gas fees, denominated in SEI, to compensate validators for processing transactions and to manage computational resource allocation across the SEI Network. Gas fees are required for executing trades, interacting with smart contracts and performing other on-chain operations. The cost of each transaction depends on its complexity, the amount of computation and storage required and the extent to which the transaction can be parallelized.

The SEI Network operates under a streamlined fee model where users pay gas fees directly in SEI. The protocol supports transaction parallelization through dependency-based execution logic, and gas fees may be reduced for smart contracts and applications that define their execution dependencies properly. This feature allows well-structured applications to benefit from lower gas consumption and improved efficiency.

Gas fees on the SEI Network are dynamic and may vary based on network usage, validator load and protocol-level parameters, which can be adjusted through decentralized governance. As a result, users may observe variability in gas costs over time, particularly during periods of high activity.

SEI must be held in a user’s wallet to cover gas fees. If insufficient SEI is available, transactions may fail to execute or may be deprioritized. Because gas fees are integral to maintaining performance and security across the SEI Network, they play a central role in supporting the SEI Network’s high-throughput, trading-optimized infrastructure.

Validators on the SEI Network

Validators on the SEI Network play a central role in securing the SEI network, processing transactions and maintaining network consensus. The SEI Network uses a proof-of-stake consensus mechanism based on Tendermint Core, under which validators propose and validate new blocks through a Byzantine Fault Tolerant protocol. Validators are selected based on the amount of SEI staked to them, including both self-staked and delegated tokens.

Each validator is responsible for verifying the correctness of transactions, participating in block voting rounds and contributing to the finalization of blocks. In return, validators receive rewards in SEI, distributed proportionally to their stake and shared with delegators who support them. Validators are also required to submit accurate price data as part of the SEI Network’s native oracle system and may be subject to slashing penalties for downtime or misbehavior. Validators earn rewards from two sources: gas fees paid by transactions included in blocks and scheduled token distributions. Each validator receives rewards based on their share of the total network stake and performance, then deducts a commission fee before passing the remainder to their delegators. Delegators earn rewards in proportion to the amount of SEI they have staked with that validator, relative to the validator’s total stake. Rewards accrue per block created, typically within seconds, so balances grow continuously over time (though claiming rewards requires an on-chain transaction). The reward rate for SEI has historically been in the low- to mid- single digits (and as of the date of this prospectus, is approximately between 5-6%), varying by validator, among other factors. There is effectively no minimum stake amount to participate in the rewards process. If tokens are undelegated, they enter a 21-day unbonding period during which no additional rewards are earned.

Running a validator node requires technical expertise, consistent uptime and active participation in governance. Validators influence protocol development by voting on proposals and parameter changes, shaping the long-term governance and technical direction of the SEI Network.

Other Applications on the SEI Network

The SEI Network supports diverse applications across its modular infrastructure. In DeFi, SEI may be used in derivatives-based trading platforms, yield aggregators and automated market makers that benefit from parallel execution and sub-second block times. SEI-based applications also benefit from the network’s native price oracles, which require validators to provide timely pricing data and enable fair settlement of trades and financial instruments. SEI is also used across NFT marketplaces and blockchain-based games, facilitating asset exchange within platforms that require fast, predictable settlement. By using frequent batch auctions and orderbook-level processing, the SEI Network reduces the risk of front-running and promotes fairer execution.

The SEI Network’s architecture emphasizes performance, composability and security. The protocol employs deterministic transaction ordering, validator-enforced oracle pricing and application-defined execution dependencies to ensure consistency across all nodes. This interoperability enables the SEI Network to act as a foundational infrastructure layer for decentralized capital markets, cross-chain DeFi strategies and high-throughput Web3 applications.

Security and Interoperability

The SEI Network employs cryptographic verification, validator-based consensus and deterministic transaction ordering to ensure the integrity and security of the SEI Blockchain. The SEI Network’s proof-of-stake architecture, based on Tendermint Core, provides finality through Byzantine Fault Tolerant consensus while enabling fast block times and consistent state synchronization across validators. Validators are economically incentivized to maintain uptime, submit accurate oracle data and participate in governance, with misbehavior subject to slashing and removal from the active validator set.

Functions and Use Cases of SEI

The following descriptions of SEI's functions and use cases are provided for informational purposes and do not constitute investment advice, a recommendation to purchase SEI, or a guarantee of any particular utility, value, or return. The actual use and adoption of SEI for these purposes depends on factors outside of SEI Labs' control, including developer adoption, user preferences, competitive dynamics, and regulatory developments.

SEI is the native utility token of the SEI Network and serves multiple core functions: (i) securing the network through proof-of-stake validator delegation, where holders and contributors stake tokens to support validators and receive staking rewards; (ii) paying transaction fees for executing trades, smart contract calls and other on-chain activity; (iii) participating in governance by submitting and voting on proposals to upgrade the protocol or modify network parameters; and (iv) facilitating value transfer and in-protocol utility across decentralized exchanges, DeFi applications and NFT platforms built on the SEI Network. Notably, as of the date of this prospectus, according to stakingrewards.com, there are approximately 66,000 stakers on the SEI Network, with approximately 44.9% of SEI’s total circulating supply being staked. In total, approximately 4.5 billion SEI is staked across the SEI Network, generating approximately $55 million worth of staking rewards per year

Primary use cases for SEI include:

1.	On-Chain Trading and Exchange Infrastructure: SEI is at the core of decentralized exchanges, derivatives-trading platforms and market protocols built directly into the SEI Network. SEI is used to pay gas fees, settle trades and may be paired with other assets in liquidity markets. Applications include central limit order book DEXs, perpetuals, auction platforms and structured financial products. SEI DEX’s have show significant trading volume growth in 2025, resulting in approximately $1.04 billion in trading volume over the prior 30 days as of October 16, 2025.

2.	Decentralized Finance (DeFi): SEI is used across DeFi applications that leverage the SEI Network’s parallelized execution and low-latency architecture. These may include automated market makers, lending protocols and yield strategies that use SEI for collateral, settlement or governance. Native price oracles powered by validators also support the creation of synthetic assets and advanced financial primitives.

3.	Non-Fungible Tokens (NFTs): SEI is used for minting, trading and settling NFTs representing digital collectibles, gaming assets and creative works. NFT marketplaces on the SEI Network benefit from low fees and fast execution, reducing friction for artists, developers and users.

4.	Gaming and Digital Economies: In gaming applications, SEI may be used for in-game purchases, player rewards and marketplace transactions. SEI Network’s execution hooks and deterministic order flow provide a stable foundation for asset ownership and trading in digital economies.

5.	Governance and Network Coordination: SEI holders participate in on-chain governance by voting on protocol proposals, fee structure orchestration and validator configurations. Governance ensures that development of the SEI Network remains community-directed and adaptable to changing market and technical conditions.

Governance and Ecosystem Development

SEI token holders participate in governance on the SEI Network by submitting and voting on protocol proposals related to network upgrades, validator configurations, fee models and other key parameters. Governance is conducted on-chain, with voting power proportional to the amount of SEI staked to a validator. The governance structure is delegated, allowing token holders to stake their SEI to validators of their choice who vote on their behalf. Token holders retain the flexibility to change their validator delegation at any time, enabling them to align their voting power with validators whose governance philosophy matches their preferences. Through this delegated proof-of-stake model, SEI holders retain meaningful influence over the direction and evolution of the SEI Network through the proposal and voting process, while benefiting from the expertise and active participation of professional validator operators.

The SEI Network’s design promotes community participation and validator accountability. Proposals may originate from validators, developers or community members, and are subject to governance thresholds for quorum and approval. Active participation in governance helps ensure that changes to core protocol logic, smart contract permissions and economic incentives remain transparent and aligned with the interests of the broader SEI ecosystem.

SEI Labs is the core development organization that created the SEI Network, responsible for the design, engineering and strategy of the network’s trading-optimized Layer 1 infrastructure. Co-founded by Jeffrey Feng and Jay Jog, SEI Labs led the creation of the SEI Network’s Twin-Turbo consensus architecture, native order-matching engine and parallelized execution environment. The team comprises alumni from Robinhood, Databricks and Goldman Sachs, bringing experience across traditional finance, infrastructure engineering and high-performance computing. In addition to protocol development, SEI Labs supports the development of the network, with the SEI Development Foundation and Aster Foundation, two independent organizations leading ecosystem growth through developer tooling, integrations and community engagement. SEI Labs holds a significant allocation of SEI tokens as described in the token distribution section. While SEI Labs does not formally govern the SEI Network through centralized control mechanisms, it remains a central contributor to the network's technical evolution and adoption as a foundational layer for decentralized markets, and its actions, token holdings, and strategic decisions may materially impact the network's development, token value, and ecosystem direction.

The SEI Network’s roadmap is shaped by both formal governance proposals and ongoing community contributions. As participation increases and new applications are deployed, governance is expected to play an increasingly central role in allocating network resources, setting technical priorities and maintaining the security and neutrality of the SEI Network as a platform for decentralized markets.

SEI Initial Distribution and Supply

A fixed maximum supply of 10 billion SEI was established at the genesis of the SEI Network to support long-term ecosystem growth, validator incentives and community participation. The initial token distribution was designed to balance strategic alignment, developer engagement and decentralization. Allocations included: (i) 48% to ecosystem reserves, supporting payment of staking rewards, ecosystem initiatives and incentives; (ii) 20% to SEI Labs and core contributors for protocol development, ecosystem tooling and strategic partnerships, subject to vesting schedules and lockup periods as disclosed in the token allocation documentation; (iii) 20% to early backers and private investors, subject to vesting schedules and lockup periods as disclosed in the token allocation documentation; (iv) 9% to foundation and community reserves to support grants, liquidity programs and operational infrastructure; and (v) 3% to a public launch allocation, enabling broader user access and network participation.

Sei’s launch involved a dual-phase rollout, beginning with a community-focused testnet and culminating in a public mainnet launch. The SEI token was initially distributed via a combination of private allocations and public airdrops, with vesting schedules implemented to align incentives and reduce near-term speculative pressure. SEI is a native asset on the SEI Network and has cross-chain versions issued as an ERC-20 on the Ethereum Blockchain and an SPL on the Solana Blockchain.

The SEI Network does not currently implement an inflationary block reward model. However, the governance mechanism allows SEI holders to propose and vote on changes to token issuance, supply dynamics, or redistribution mechanisms. There is no guarantee that the fixed maximum supply of 10 billion SEI will remain unchanged, as governance proposals could theoretically modify supply parameters, subject to the voting thresholds and governance procedures described herein. Treasury funds, validator incentives and ecosystem development grants are governed transparently and are designed to support long-term sustainability, composability and the growth of decentralized trading infrastructure.

Staking

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking Providers except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Staking Provider will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SEI on the SEI Network. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of SEI, which may be treated for federal income tax purposes as income to the Trust’s Shareholders. The Trust itself will not engage in staking activities, including operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Trust’s SEI to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodian will maintain exclusive possession and control of the private keys associated with any staked SEI at all times. Staking activity comes with a risk of loss of SEI, including in the form of “slashing” penalties. Additionally, as part of the “activating” and “exiting” processes of SEI staking, any staked SEI will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that the Sponsor will manage.

Staking rewards generated by the Trust’s staking program will be subject to fees shared among the Staking Provider and its network of validators. The amounts owed or paid to the Staking Provider and its network of validators are collectively referred to as the “Staking Fees.” The Staking Fees will reduce the amount of SEI rewards that are generated from the Trust’s staking program that are received by the Trust. The remainder of the staking rewards will be deployed into the staking program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. The Sponsor will not be entitled to any Staking Fees and will not receive any additional compensation for administering the Trust’s staking program. Except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Trust’s staking program.

SEI Market and Digital Asset Trading Platforms

All transactions on the SEI Network require SEI to cover gas fees associated with transaction execution, smart contract interactions and validator compensation. Unlike resource staking models, the SEI Network uses a direct fee model in which gas costs are paid in SEI and vary based on transaction complexity, parallelization eligibility and overall network demand. SEI also plays a central role in network security, as it is staked with validators who participate in consensus, oracle submissions and governance. Additionally, SEI is used across decentralized applications for order settlement, liquidity provisioning, incentive mechanisms and governance participation.

Outside of its native utility, SEI may be purchased or sold in secondary markets by participants seeking exposure to the SEI Network’s broader ecosystem. The market value of SEI is influenced by a range of factors, including demand for blockspace and trading infrastructure on the SEI Network, overall network adoption and activity, validator staking participation and macroeconomic trends impacting digital assets. As a digital asset SEI is also subject to macro-economic factors. As the SEI Network expands its role as an infrastructure layer for high-performance decentralized exchanges, trading protocols and financial markets, the economic dynamics of SEI may continue to evolve.

The most common means of determining a reference value is price discovery among trading platforms where secondary markets for SEI exist. The most prominent digital asset trading platforms are often referred to as “exchanges”. However, they are not always regulated and do not report trade information in the same way as a national securities exchange (“Digital Asset Trading Platform”) would. As such, there are some differences in the form, transparency, and reliability of trading data from Digital Asset Trading Platforms. Generally speaking, SEI data is available from these Digital Asset Trading Platforms, which have publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the USD or Euro or another digital asset such as USDC or USDT. In addition, SEI and tokens launched on the SEI network (“SEI-Based Tokens”) (and the cryptocurrency and crypto tokens transiting other smart contract networks) are often traded through decentralized smart contract platforms, referred to as “decentralized exchanges.” OTC dealers or market makers do not typically disclose their trade data to the broader public, which is common in proprietary trading strategies.

Currently, several Digital Asset Trading Platforms are operating worldwide and trading platforms represent a substantial percentage of SEI buying and selling activity and provide the most data concerning prevailing valuations of SEI. SEI is currently listed for trading on a limited number of U.S.-based Digital Asset Trading Platforms including Binance US, Robinhood, Coinbase, Kraken, and Crypto.com. To date, the majority of SEI trading activity takes place on overseas platforms including Binance, Bybit, and HTX. A Digital Asset Trading Platform provides investors with a way to purchase and sell SEI, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, Digital Asset Trading Platforms are largely regulated as commodities exchange or money services businesses (or a foreign regulatory equivalent) that monitor against money laundering and other illicit financing and mitigate trading on material non-public information (“MNPI”). Digital Asset Trading Platforms operate websites that permit investors to open accounts with the trading platform and then purchase and sell SEI and other digital assets.

Although bitcoin was the first cryptocurrency, the number of digital assets, market participants and companies in the space has increased dramatically. There are currently many other prominent digital assets. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, the behavior of investors, and the protocols and prominence of particular digital assets. Before 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By August 2024, this figure had dropped to around 54% as other digital assets, such as ether, launched and/or grew faster than bitcoin.

Shareholders creating shares can acquire SEI to be deposited with the Trust either on Digital Asset Trading Platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of SEI are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Development of the SEI Network

Digital assets such as SEI may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The SEI Network and other digital asset networks are a new and rapidly evolving industry. The growth of the digital asset industry in general, and the SEI Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the SEI Network, include, but are not limited to:

●	continued worldwide growth in the adoption and use of SEI and other digital assets, including those competitive with SEI;

●	government and quasi-government regulation of SEI and other digital assets and their use, or restrictions on or regulation of access to and operation of the SEI Network or similar digital asset systems;

●	the maintenance and development of the open-source software codebase used for SEI Network services;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general macro-economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not have any strategy relating to the development of the SEI Network. Furthermore, the Sponsor cannot be certain as to the impact of the Trust and the expansion of its SEI holdings on the digital asset industry and the SEI Network. A decline in the popularity or acceptance of the SEI Network may harm the price of the Shares. There is no assurance that the SEI Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of SEI.

Market Participants

Stakers and Validators

Market participants in the staking sector include individual SEI holders, validator operators and professional staking service providers. SEI holders who do not operate a validator node may delegate their tokens to active validators in order to participate in staking rewards and governance. Validators are responsible for block proposal, transaction validation and oracle submissions. While there is no fixed validator set size, only the highest-ranked validators by delegated stake actively participate in consensus and block production. Validator selection and performance are monitored on-chain, and poor behavior may result in reduced rewards or slashing penalties. Slashing penalties involve the reduction of staked SEI tokens, which is a standard security mechanism employed across proof-of-stake blockchain networks to maintain network integrity and validator accountability.

Investment and Speculative Sector

This sector includes the activity of investors, traders and funds that purchase or sell SEI based on market conditions or broader exposure to the SEI Network. While institutional participation in the SEI ecosystem remains in early stages, venture capital firms and market makers have supported early network development and infrastructure. As trading applications, exchange integrations and capital markets infrastructure mature, additional institutional participants may gain exposure to SEI through primary or secondary channels.

Retail Sector

Retail users include individuals who hold SEI for staking, trading or participation in decentralized applications built on the SEI Network. This may include usage in spot exchanges, perpetual protocols, NFT marketplaces or DeFi platforms. While SEI is not currently used for general consumer payments, its primary role as a utility token within a specialized on-chain trading environment differentiates it from general-purpose payment assets like bitcoin or ether.

Service Sector

This sector includes companies that provide various services including the buying, selling, payment processing and storing of SEI. Bitfinex, Bitstamp, Coinbase Pro, Gemini, Kraken and FTX are some of the largest trading platforms by volume traded. Coinbase Custody Trust Company, LLC, a custodian for the Trust, is a digital asset custodian that provides custodial accounts that store SEI for users. As the SEI Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the SEI Network.

Potential Forms of Attack Against the SEI Network

All blockchain-based networked systems are vulnerable to various attacks, including majority-controlled attacks, distributed denial-of-service strikes, botnet attacks, and Sybil attacks. For example, a Sybil attack could occur if an attacker manages to create a large number of validator nodes, either by splitting their stake into multiple smaller nodes or by acquiring enough SEI to control a significant portion of the validator set, potentially compromising network security and the value of SEI held by the Trust.

Many digital asset networks have also been subjected to denial-of-service attacks, which led to temporary delays in transaction recording and the transfer of digital assets. Any similar attacks on the SEI Network that impact the ability to transfer SEI could adversely affect the price of SEI and the value of the Shares. The development of software on and consensus around the SEI Network could be temporarily or more permanently impacted by any attack

Summary of an SEI Transaction

Prior to engaging in transactions on the SEI Network, a user generally must install a compatible wallet application on their computer or mobile device. This software enables the user to generate a cryptographic key pair, consisting of a public key and a private key, associated with a SEI address. The wallet software allows the user to connect to the SEI Network, send SEI to and receive SEI from other users.

Each SEI address is linked to a unique public-private key pair. To receive SEI, the recipient provides their public address to the sender, similar to sharing routing information in traditional finance. The sender then initiates the transaction by signing it with their private key, which proves control over the wallet’s funds. The recipient’s private key is never disclosed or used in this process.

Private keys are critical to maintaining control over SEI and authorizing transactions. If a private key is lost or deleted without backup, the SEI associated with that wallet becomes permanently inaccessible and irrecoverable, with no recourse available to the holder. Wallet software is responsible for securely signing transactions and broadcasting them to the SEI Network for validation.

All transactions on the SEI Network require gas fees, which are paid in SEI and reflect the computational resources used during execution. During periods of high network congestion, gas fees may increase substantially, potentially making small transactions economically impractical. Gas costs are calculated based on transaction complexity and the degree to which the transaction can be processed in parallel with others. Once signed, the transaction is broadcast to the validator set for inclusion in a block.

Validators verify the transaction, participate in consensus using the SEI Network’s Tendermint-based architecture, and confirm the block by propagating the updated ledger across the network. Each block references the prior one, preserving the chain’s continuity and ensuring immutability. Once a transaction is confirmed on-chain, wallet balances are updated accordingly and the transaction becomes irreversible.

Some transactions may also occur off-chain, such as internal ledger movements within centralized exchanges or custodial platforms. These off-chain transactions are not recorded on the SEI Network and therefore are not secured by its consensus mechanism. As a result, off-chain transfers carry counterparty risk, including the risk of fraud, insolvency, or operational failure of the intermediary, and differ from the publicly verifiable nature of on-chain SEI transactions. The Trust's SEI holdings are maintained with custodians and may be subject to similar off-chain risks.

Creation of New SEI

Initial Creation of SEI

Unlike proof-of-work assets such as bitcoin, SEI was not mined but was pre-allocated prior to the launch of the SEI Network. At genesis, a fixed maximum supply of 10 billion SEI was established, with allocations made to support network development, strategic alignment and long-term ecosystem growth. These included: (i) 48% to ecosystem reserves, supporting payment of staking rewards, ecosystem initiatives and incentives; (ii) 20% to SEI Labs and core contributors for protocol development, ecosystem tooling and strategic partnerships; (iii) 20% to early backers and private investors; (iv) 9% to foundation and community reserves to support grants, liquidity programs and operational infrastructure; and (v) 3% to a public launch allocation, enabling broader user access and network participation. Each allocation was subject to a defined vesting schedule to encourage sustainable growth, minimize near-term speculation and promote decentralization. SEI has always been a native asset on the SEI Network and was never issued as an ERC-20 token.

SEI Supply Characteristics

SEI has a fixed maximum supply of 10 billion and does not rely on perpetual block-based inflation. While additional SEI may be distributed from treasury or incentive reserves, any changes to supply emissions or reward parameters are subject to governance by SEI holders. Distribution policies are designed to balance validator incentives, community alignment and the long-term sustainability of the SEI Network.

All circulating SEI and allocation data are transparently viewable on-chain through blockchain explorers and other publicly available tools. Governance decisions related to supply, rewards or emissions are enacted through formal proposal and voting processes, maintaining accountability and community control over the network’s monetary policy.

SEI Market and SEI Exchanges

SEI may be transferred in direct peer-to-peer transactions on the SEI Network, allowing users to send SEI from one address to another without intermediaries. While SEI is primarily used within decentralized applications for trading, staking and governance, it may also be used as a unit of exchange for goods or services in peer-to-peer settings, particularly within applications built on the SEI Network.

In addition to its use in protocol-level activity, SEI may be purchased or sold on secondary markets by investors and traders seeking to gain exposure to the SEI Network. The value of SEI in the market is influenced by various factors, including the supply of and demand for SEI, adoption of the SEI Network by developers and users, trading and staking activity, application growth and broader conditions in the digital asset markets. As on-chain trading activity scales and the SEI Network expands its role in decentralized markets, the economic profile of SEI may continue to evolve.

SEI spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell SEI. Prices for trades on SEI spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a SEI spot market and trading SEI is different from, and should not be confused with, the process of users sending SEI from one SEI address to another SEI address on the SEI Blockchain. This latter process is an activity that occurs on the SEI Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of SEI in its internal books and records, rather than on the SEI Blockchain, creating counterparty risk as the investor must rely on the spot market's solvency and operational integrity. The spot market ordinarily does not transfer SEI to the investor on the SEI Blockchain unless the investor makes a request to the spot market to withdraw the SEI in their exchange account to an off-exchange SEI wallet.

Outside of spot markets, SEI can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for SEI, investment managers, proprietary trading firms, high-net-worth individuals that trade SEI on a proprietary basis, entities with sizeable SEI holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of SEI. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of SEI could initiate the transaction by sending the SEI to the buyer’s SEI address. The buyer would then wire U.S. dollars to the seller’s bank account. Such transactions involve settlement risk, as one party must perform first without assurance that the counterparty will complete their obligation. OTC trades are sometimes hedged and eventually settled with concomitant trades on SEI spot markets.

Authorized Participants will deliver, or facilitate the delivery of, SEI or cash to the Trust’s account with the Custodians in exchange for Shares of the Trust, and the Trust, through the Custodians, will deliver SEI or cash when such Authorized Participants redeem Shares of the Trust. The specific procedures, timing, and conditions for creation and redemption are set forth in the Authorized Participant Agreement and “Creation and Redemption of Shares” herein.

Competition

As of ________, 202_, more than ____ other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While SEI has enjoyed some success in its limited history, the aggregate value of outstanding SEI is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Regulation of SEI and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the IRS, the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. The outcomes of these proceedings, as well as ongoing and future regulatory actions, have had a material adverse effect on the digital asset industry as a whole and on the price of SEI, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and SEI held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of SEI or any other digital asset as a “security” or how SEI or the Trust would be treated under any new or revised regulatory framework.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

The SEC has also recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule under Rule 406(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example:

China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset trading platforms.

South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.

The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023 (“FSMA”), received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

The Parliament of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in April 2023, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was formally approved by the European Union’s member states in 2023 and is expected to come into effect in 2024.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SEI by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SEI ecosystem in the United States and globally, or otherwise negatively affect the value of SEI held by the Trust. The effect of any future regulatory change on the Trust or the SEI held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Not a Regulated Commodity Pool

The Trust will not trade, buy, sell, or hold SEI derivatives, including SEI futures contracts, on any futures exchange or through bilateral contracts. The Trust is authorized solely to take immediate delivery or, distribute, buy or sell actual SEI. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. A CFTC-regulated commodity pool operator will not operate the Trust because it will not trade, buy, sell or hold SEI derivatives, including SEI futures contracts, on any futures exchange. Shareholders of the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules concerning the Trust’s activities. In addition, shareholders of the Trust will not benefit from the protections afforded to investors in regulated SEI futures contracts on regulated futures exchanges.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with SEI and the SEI Network

The Trading Prices Of Many Digital Assets, Including SEI, Have Experienced Extreme Volatility In Recent Periods And May Continue To Do So. Extreme Volatility In The Future, Including Further Declines In The Trading Prices Of SEI, Could Have A Material Adverse Effect On The Value Of The Shares And The Shares Could Lose All Or Substantially All Of Their Value.

The trading prices of many digital assets, including SEI, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout the history of the digital asset industry. Since its launch in 2023, SEI has experienced significant price volatility, reaching an all-time low of $0.007989 in August 2023 and an all-time high of $1.14 in March 2024. As of April 25, 2025, SEI was trading at approximately $0.21. SEI volatility may be impacted by token governance votes as well as scheduled token unlocks. For example, per coinmarketcap.com, 55.56M SEI unlocked on October 15, 2025, representing 1.15% of circulating supply. Ahead of this event, derivatives data showed open interest rising 1% to $130 million prior to the unlock, with shorts dominating.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets.

For example, some sources report the price of Solana declined 94% overall in 2022, including over 50% in the two months following FTX’s declaration of bankruptcy. The 2022 events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including SEI, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of SEI, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of SEI and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of SEI.

The Value Of The Shares Depends On The Development And Acceptance Of The SEI Network. The Slowing Or Stopping Of The Development Or Acceptance Of The SEI Network May Adversely Affect An Investment In The Trust.

Digital assets such as SEI were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the SEI Network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by nodes, miners, stakers and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

●	The trading prices of many digital assets, including SEI, are derived from a variety of factors including supply and demand for SEI, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.

●	The trading prices of many digital assets, including SEI, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, and multiple markfet observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, bitcoin and other digital asset prices have increased again since 2019, despite significant drawdowns in early 2020 amidst broader market declines as a result of the then novel coronavirus outbreak. Digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of SEI, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the SEI Network, would affect the ability to transfer digital assets, including SEI, and, consequently, their value.

●	The loss or destruction of a private key required to access a digital asset such as SEI may be irreversible. If private keys associated with the Trust are lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the SEI held in the SEI Accounts that correspond to such private keys and the private keys will not be capable of being restored by the SEI Network.

●	Nodes, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the SEI Network.

●	Many digital asset networks, including SEI, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective. Because the SEI Network also relies on cross-chain communication to process transactions between blockchains, delays can occur if there are bottlenecks in transaction finality on the source or destination chain or if SEI validators take longer than expected to process a transaction.

●	The open-source structure of SEI services codebase, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the SEI Network could damage that network.

●	Bitcoin has only become selectively accepted as a means of payment by retail and commercial outlets, and commercial use of bitcoin remains limited in commercial and retail ventures. Instead, SEI is largely used for DeFi and token offering solutions launched on the SEI Network, the use of which may be cyclical and result in demand volatility. As a result, the prices of SEI are largely determined by DeFi and token use, and by speculators, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as SEI, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including SEI, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital Assets Represent A New And Rapidly Evolving Industry, And The Value Of The Shares Depends On The Acceptance Of SEI.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. The SEI Network launched in 2023. In general, digital asset networks, including the SEI Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Banks and other established financial institutions may refuse to process funds for SEI transactions; process wire transfers to or from digital asset trading platforms, SEI-related companies or service providers; or maintain accounts for persons or entities transacting in SEI. As a result, the prices of SEI are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept SEI in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as SEI, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the SEI Network, any trading platforms or businesses that facilitate transactions in SEI may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement

●	The Trust is not actively managed and will not have any formal strategy relating to the development of the SEI Network and will not attempt to avoid or mitigate losses caused by declines in the price of SEI.

Due To The Nature Of Private Keys, Transactions Involving SEI Are Irrevocable And Stolen Or Incorrectly Transferred SEI May Be Irretrievable. As A Result, Any Incorrectly Executed SEI Transactions Could Adversely Affect An Investment In The Trust.

Transactions involving SEI are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the SEI Blockchain, an incorrect transfer of cryptocurrency, such as SEI, or a theft of SEI generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of SEI will regularly be made to or from the Trust’s accounts at the Custodians or an additional SEI custodian (the “Additional SEI Custodian”), it is possible that, through computer or human error, or through theft or criminal action, the Trust’s SEI could be transferred from the Trust’s account at the Custodians or the Additional SEI Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s SEI is handled by the Custodians or the Additional SEI Custodian, and the transfer of SEI to and from liquidity providers normally takes place through the Custodians’ Clearing Services and is directed by the Administrator and the Transfer Agent. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodians and the Additional SEI Custodian to safeguard the Trust’s SEI holdings, as well as the procedures and internal controls of the Trust’s Administrator.

However, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s SEI could be transferred from the SEI Accounts or Clearing Account at the Custodians or the Additional SEI Account at the Additional SEI Custodian in incorrect amounts or to unauthorized third parties, or to incorrect destination addresses on the SEI Blockchain.

Alternatively, if the Custodians’ and the Additional SEI Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s SEI holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its SEI, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s SEI holdings are stolen, including from or by the Custodians or the Additional SEI Custodian, the Trust could lose some or all of its SEI holdings, which could adversely impact an investment in the Shares of the Trust.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoin and 8,000 litecoin (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s SEI through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred SEI. The Trust will also be unable to convert or recover its SEI transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A Disruption Of The Internet May Affect the SEI Network, Which May Adversely Affect The SEI Industry And An Investment In The Trust.

The SEI Network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the SEI Network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

The SEI Network’s Decentralized Governance Structure May Negatively Affect Its Ability To Grow And Respond To Challenges.

Governance of the SEI Network is decentralized and based on open participation by validators, delegators and community contributors. The SEI Network does not have a central authority that unilaterally determines or enforces network-wide decisions. Instead, protocol upgrades and parameter changes are implemented through on-chain proposals and validator voting, with outcomes determined by stake-weighted consensus. A lack of agreement among SEI holders or validators may affect the SEI Network’s adaptability, technical progression or ability to address infrastructure challenges.

Development of the SEI Network’s core protocol has been led by SEI Labs and supported by external contributors through an open-source model. While contributors may propose upgrades or submit governance proposals, adoption of any change depends on validator implementation and community alignment. Validators and token holders cannot be compelled to adopt proposed upgrades or maintain compatibility with a given version of the protocol.

This decentralized governance model may complicate efforts to coordinate long-term development or to implement timely responses to emerging risks. If consensus cannot be reached among validators or stakeholders, or if critical protocol upgrades fail to pass or be implemented, the SEI Network could experience stagnation or fragmentation. A loss of developer momentum, reduced participation or divergence among validators could impair the usability and competitiveness of the SEI Network. In severe cases, unresolved governance disputes could result in a network fork, segmentation of the validator set or dilution of user and developer engagement.

The Open-Source Structure Of The SEI Network Protocol Means That The Core Developers And Other Contributors Are Generally Not Directly Compensated For Their Contributions In Maintaining And Developing The SEI Network Protocol. A Failure To Properly Monitor And Upgrade The SEI Network Protocol Could Damage The SEI Network And An Investment In The Trust.

The SEI Network operates based on an open-source structure of SEI services codebase, meaning that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset, including SEI, may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the SEI Network could damage the network.

In addition, a bad actor could also attempt to interfere with the operation of the SEI Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the SEI Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the SEI Network and an investment in the Trust may be adversely affected.

Digital Assets May have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

In connection with the launch of the SEI Network, the initial 10 billion SEI were allocated across several categories, including: (i) 48% to ecosystem reserves, supporting payment of staking rewards, ecosystem initiatives and incentives; (ii) 20% to SEI Labs and core contributors for protocol development, ecosystem tooling and strategic partnerships; (iii) 20% to early backers and private investors; (iv) 9% to foundation and community reserves to support grants, liquidity programs and operational infrastructure; and (v) 3% to a public launch allocation, enabling broader user access and network participation. As of April 25, 2025, 5.1 billion SEI has been released into circulation and is held across a wide range of wallets. Moreover, it is possible that certain holders control multiple wallets or custody arrangements that, in aggregate, represent a significant portion of outstanding SEI, even if each wallet individually holds a modest balance. This concentration of ownership may affect the market price of SEI if large-scale sales or transfers are executed over a short period or without transparency. In particular, coordinated distributions or exits by early stakeholders could influence liquidity, price stability and market confidence.

SEI May Be Subject To Dilution

SEI has a fixed maximum supply of 10 billion tokens and does not follow an open-ended inflationary issuance model. All SEI was pre-allocated at genesis, with distributions subject to vesting schedules, community programs and protocol-defined incentives. Unlike networks with ongoing token emissions through block rewards, the SEI Network does not issue new SEI by default as part of its consensus mechanism. Instead, any future issuance, such as validator rewards, grants or liquidity incentives, must be funded from existing treasury allocations and is subject to governance approval.

Although this capped supply structure reduces long-term dilution risk, changes to the rate or method of SEI distribution may be proposed through governance. These may include adjustments to staking rewards, developer grants or ecosystem funding mechanisms. If adopted, such proposals could influence the pace at which SEI reenters circulation and may affect the token’s market dynamics, perceived scarcity and investment characteristics. As with all community-governed networks, future modifications to issuance schedules or treasury allocation policies may be adopted based on evolving network needs, market conditions or stakeholder preferences.

A Temporary Or Permanent “Fork” or a “Clone” Of The SEI Blockchain Could Adversely Affect The Value Of The Shares.

The SEI Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of SEI adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the SEI Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of SEI running in parallel, yet lacking interchangeability.

For example, in September 2022, the ethereum network transitioned to a PoS model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the ethereum network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several Digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on PoS more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of SEI at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the SEI Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork.

Either of these events could therefore adversely impact the value of the Shares. As illustrative examples of a digital asset hard fork, following the DAO hack in July 2016, holders of Ethereum voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ethereum rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. On November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016. A clone may also adversely affect the price of SEI at the time of announcement or adoption. A future fork in or clone of the SEI Network could adversely affect the value of the Shares or the ability of the Trust to operate.

Shareholders May Not Receive The Benefits Of Any Forks Or “Airdrops.”

We refer to the right to receive any benefits arising from a fork, airdrop (defined below), or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The only crypto asset to be held by the Trust will be SEI. The Trust has adopted the following procedures to address situations involving any fork, airdrop or similar event that results in the issuance of Incidental Rights or IR Virtual Currency that the Trust may receive. The Trust Agreement stipulates that if a fork occurs, the Sponsor shall determine which asset constitutes SEI and which network constitutes the SEI Network, and the Sponsor will as soon as possible cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. Such Incidental Rights or IR Virtual Currency will not be taken into account for purposes of determining NAV. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency that is not SEI in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders. There can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from “airdropped” assets, and the Sponsor will cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency associated with the airdropped assets in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor would arrange to sell or otherwise dispose of the Incidental Rights or IR Virtual Currency and for the proceeds (if any) to be distributed to the Shareholders.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, Shareholders will not receive the benefits of any forks, and the Trust is not able to participate in any airdrop. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to change this policy.

Even if required regulatory approval is sought and obtained, Shareholders may not receive the benefits of any forks, airdrops, or similar events, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

In The Event Of A Hard Fork Of The SEI Network, The Sponsor Will, If Permitted By The Terms Of The Trust Agreement, Use Its Discretion To Determine Which Network Should Be Considered The Appropriate Network For The Trust’s Purposes, And In Doing So May Adversely Affect The Value Of The Shares.

In the event of a hard fork of the SEI Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the SEI Network, is generally accepted as the SEI Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of SEI, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the SEI Network. Notably, the Custodial Services Agreements each provide that the BitGo Custodian and Coinbase Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The BitGo Custodian and Coinbase Custodian will determine in its sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the BitGo Custodian and Coinbase Custodian will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on each Custodian’s books and records for the Trust’s account. The Sponsor will disclaim such assets except as described herein. The Sponsor has not communicated any anticipatory disclaimer to the BitGo Custodian and Coinbase Custodian regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders and security vendors on what is generally accepted as SEI and should therefore be considered “SEI” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

Any Name Change And Any Associated Rebranding Initiative Of SEI May Not Be Favorably Received By The Digital Asset Community, Which Could Negatively Impact The Value Of SEI And The Value Of The Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on SEI. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of SEI and the value of the Shares.

The SEI Blockchain Could Be Vulnerable To Attacks on Transaction Finality and Consensus Processes, Which Could Adversely Affect An Investment In The Trust Or The Ability Of The Trust To Operate.

The SEI Network is currently vulnerable to several types of attacks, including:

●	“33% attack” where, if a validator or coordinated group of validators were to control more than one-third of the total staked SEI, they could disrupt the consensus process by halting block finalization. This type of attack could temporarily freeze the network, delay transaction settlement or interfere with time-sensitive applications.

●	“>66% attack” where, if a validator or colluding group were to control more than two-thirds of the total staked SEI, they could reach consensus unilaterally and manipulate the SEI Blockchain. This includes the ability to censor transactions, finalize malicious blocks or reverse previously finalized transactions through coordinated reorganization of the chain. Such an attack could undermine trust in the SEI Network’s security and finality guarantees.

If a malicious actor, group or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains certain percentages of the validating power dedicated to validation on the SEI Network is controlled by a bad actor (a “>66% attack”), it may be able to alter the SEI Blockchain on which the SEI Network and SEI transactions rely. The SEI Network’s PoS consensus mechanism requires a 2/3 supermajority of validators who have staked SEI to vote in favor in order to finalize transactions and add blocks to the SEI Blockchain. If the bad actor were to obtain 2/3 of the total SEI staked in validation processes, it is widely believed that the bad actor could construct fraudulent blocks, “double-spend” its own SEI (i.e., spend the same SEI in more than one transaction), or censor other users’ transactions by preventing them from being confirmed while continuing to validate and confirm its own transactions and earn the associated block reward, thereby enriching itself while also entrenching its own control of the SEI Blockchain. If the bad actor were to obtain 1/3 of the total SEI staked in validation processes, the bad actor could prevent certain transactions from completing in a timely manner, or at all, and prevent the confirmation of other users’ transactions, though this would likely be temporary (since it would likely be penalized for inactivity leakage, resulting in the bad actor’s staked SEI being slashed, as defined below) and it likely could not double spend or propagate fraudulent blocks without the 66% supermajority of staked assets. With control of the respective threshold of total staked assets on the SEI Network, it could be possible for the malicious actor to control, exclude or modify the ordering of transactions on the SEI Blockchain and prevent the confirmation of other users’ transactions, while continuing to receive rewards of new SEI and confirm its own blocks, for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the SEI Network or the SEI community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the SEI Blockchain may be difficult or impossible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the SEI Network.

For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the SEI Network could negatively impact the value of SEI and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the SEI Network, which could negatively impact the value of SEI and the value of the Shares.

Although there are no known reports of malicious control of the SEI Network, if groups of coordinating or connected SEI holders that together have more than 66% of outstanding SEI, were to stake that SEI and run validators, they could exert authority over the validation of SEI transactions. This risk is heightened if over 66% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of SEI, the feasibility of a malicious actor obtaining control of the validating power on the SEI Network will increase, which may adversely affect the value SEI and the value of the Shares.

A malicious actor may also obtain control over the SEI Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the SEI Network, the risk that a malicious actor may be able to obtain control of the SEI Network in this manner exists. Moreover, it is possible that a group of SEI holders that together control more than 66% of outstanding SEI are in fact part of the initial or core developer group, or are otherwise influential members of the SEI community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding SEI, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the SEI Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If Validators Exit The SEI Network, It Could Increase The Likelihood Of A Malicious Actor Obtaining Control.

Validators exiting the network could make the SEI Network more vulnerable to a malicious actor obtaining control of a large percentage of staked SEI, which might enable them to manipulate the SEI Blockchain by censoring or manipulating specific transactions, as discussed previously. If the SEI Blockchain suffers such an attack, the price of SEI could be negatively affected, and a loss of confidence in the SEI Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the SEI Network may adversely affect an investment in the Trust.

Blockchain Technologies Are Based On Theoretical Conjectures As To The Impossibility Of Solving Certain Cryptographical Puzzles Quickly. These Premises May Be Incorrect Or May Become Incorrect Due To Technological Advances.

Blockchain security relies on cryptographic principles, including public-key cryptography and multi-party signing mechanisms. Those cryptographic principals could prove to be incorrect or less secure than originally thought. Blockchain technology companies, including SEI, may be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the SEI Network and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the SEI Network, could quickly collapse, and an investment in the Trust may be adversely affected.

The Price Of SEI On The SEI Market Has Exhibited Periods Of Extreme Volatility, Which Could Have A Negative Impact On The Performance Of The Trust.

The price of SEI as determined by the SEI market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding SEI generate a significant portion of SEI demand. Such speculation regarding the potential future appreciation in the value of SEI may cause the price of SEI to increase.

Conversely, a decrease in demand for or speculative interest regarding SEI may cause the price to decline. The volatility of the price of SEI, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

Smart Contracts, Including Those Relating To DeFi Applications, Are A New Technology And Their Ongoing Development And Operation May Result In Problems, Which Could Reduce The Demand For SEI Or Cause A Wider Loss Of Confidence In The SEI Network, Either Of Which Could Have An Adverse Impact On The Value Of SEI.

Smart contracts, including those used in DeFi applications, are self-executing code deployed on the SEI Network to automate transactions and asset interactions. While these contracts offer efficiency and programmability, their ongoing development, deployment and operation may introduce vulnerabilities. Any material failure, exploit or malfunction of smart contracts built on the SEI Network could reduce demand for SEI or cause a broader loss of confidence in the SEI Network.

Smart contracts on the SEI Network are executed through CosmWasm, a Rust-based framework designed for modularity, security and deterministic performance. Despite these features, risks remain, including software bugs, unanticipated interactions between contracts, improper dependency declarations and malicious code execution. Errors or exploits may lead to the loss of digital assets, unintended behavior, performance bottlenecks or reduced utility of on-chain protocols.

The adoption of DeFi applications and on-chain trading infrastructure on the SEI Network represents a core source of usage and demand for SEI. DeFi platforms may use smart contracts to facilitate trading, lending, collateralization or liquidity provision without intermediaries. These contracts may rely on validator inputs, oracle feeds and governance processes. If smart contract flaws arise or if trusted actors misuse their permissions, users may experience disruptions, asset loss or degraded functionality.

Smart contracts may also include privileged roles such as “admin keys” or super users with the ability to modify contract behavior, pause operations or alter reserve logic. In some cases, these permissions may be necessary for upgrades or emergency control, but they also introduce centralized risk. If super users are compromised, act maliciously or mismanage their privileges, users of the smart contract may experience a partial or total loss of funds.

Historical incidents across other blockchain ecosystems have demonstrated the impact of smart contract vulnerabilities, including large-scale theft, protocol failure and network forks. Similar risks may apply to contracts on the SEI Network. Although best practices such as formal audits, transparent governance and contract modularity are encouraged, no smart contract system is immune from operational failure. If confidence in a widely used smart contract or DeFi protocol were impaired, the resulting effect could extend to user perception of the SEI Network and reduce demand for SEI.

Because many use cases on the SEI Network involve smart contracts and DeFi functionality, including native trading, lending and staking applications, vulnerabilities in one or more of these systems could affect adoption, security and overall network stability. Any of the foregoing may adversely affect the utility, reputation or market value of SEI.

Validators May Suffer Losses Due To Staking, Or Staking May Prove Unattractive To Validators, Which Could Make The SEI Network Less Attractive.

Validation on the SEI Network requires SEI to be staked to participate in consensus, with token holders delegating their stake to validators who propose and confirm blocks. If the SEI Network experiences technical failures, security incidents or malicious validator behavior, staked SEI may become inaccessible, experience delays in unbonding or be subject to slashing depending on future governance proposals. Although slashing is not currently active on the SEI Network, validators are incentivized to maintain high uptime, process transactions accurately and participate in oracle voting to retain delegation and earn rewards.

The SEI Network imposes a mandatory unbonding period of 21 days for staked SEI, during which tokens cannot be transferred or withdrawn. This lock-up period may discourage some participants from staking if they require liquidity or short-term capital access. Validators who underperform or lose community support may be removed from the active validator set and become ineligible to receive rewards, reducing participation incentives and potential revenue.

Transaction fees on the SEI Network are paid in SEI and reflect computational usage during block execution. As demand for blockspace rises, fee costs may increase, potentially affecting user behavior and validator incentives. If staking yields decrease or if validator participation becomes concentrated or inconsistent, the overall decentralization and security of the SEI Network may be negatively impacted.

Limited liquidity during the unbonding period, coupled with governance uncertainty around validator incentives, may disincentivize participation from smaller or more agile capital providers. If staking participation declines over time, the SEI Network could become less competitive relative to other Layer 1 protocols, which may reduce demand for SEI and affect the long-term viability of its consensus infrastructure.

Proof-Of-Stake Blockchains Are A Relatively Recent Innovation, And Have Not Been Subject To As Widespread Use Or Adoption Over As Long Of A Period Of Time As Traditional Proof-Of-Work Blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the bitcoin blockchain was mined in 2009, and bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the SEI Network and the current ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the SEI Network, and their associated digital assets, including the SEI held by the Trust, have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the PoS blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Operational Cost May Exceed The Award For Validating Transaction, And Increased Transaction Fees May Adversely Affect The Usage Of The SEI Network.

If transaction fees on the SEI Network become too high, users may be discouraged from engaging in on-chain activity. This could limit adoption of the SEI Network across trading, DeFi and other application layers, and reduce demand for SEI. Conversely, if transaction fees or staking rewards are too low to cover the cost of validator operations, validators may reduce their participation or exit the validator set, weakening network resilience.

If the cost of running validator infrastructure exceeds the value of staking rewards or the support received through delegated SEI, validators may operate at a loss or choose to validate on other networks. A reduction in validator engagement may impair block production, delay transaction confirmation or affect oracle reliability, any of which could reduce trust in the SEI Network and lower demand for SEI.

The SEI Network uses a gas-based fee model in which all users pay transaction fees in SEI. Fees vary depending on transaction complexity and execution conditions, including whether transactions are eligible for parallel processing. During periods of high network activity, gas fees may increase, potentially reducing participation in DeFi protocols, trading applications or other smart contract systems. This could affect user behavior, developer retention and validator revenue.

If validator participation drops significantly, the SEI Network may experience reduced throughput, slower transaction finality or increased risk of disruption. A decline in validator engagement or an imbalance between protocol costs and economic incentives may impair the performance of the SEI Network and adversely affect the utility and market value of SEI.

Risks Associated With The Sponsor Staking A Portion Of The Trust’s Assets.

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking Providers, except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. [____] is expected to be the exclusive Staking Provider for [at least two (2) years from the date upon which the Trust first trades]. The Trust will stake the Trust’s SEI on the SEI Network through the Custodian using a software protocol provided by [______] that connects the Trust to a pool of verified validator nodes on the SEI Network for automated SEI staking optimization. The Custodian will maintain exclusive possession and control of the private keys associated with any staked SEI at all times. The staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated SEI is temporarily locked and inaccessible. These phases affect when SEI begins earning rewards, participates in consensus and becomes available for transfer or redelegation. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of SEI, which may be treated for federal income tax purposes as income to the Trust. (See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders” for further description of the tax implications of the activities of the Trust to an investor.) The Trust itself will not engage in staking activities, including operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider. The Staking Provider exercises no discretion as to the amount the Trust’s SEI to be staked or timing of the staking activities. The Custodian will maintain exclusive possession and control of the private keys associated with any staked SEI at all times. The amount of SEI the Trust may receive as reward for its staking activity can vary significantly over time.

Staking activity comes with a risk of loss of SEI. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The SEI Network defines specific requirements for participation in validation activity, including technical performance and network behavior. While the SEI Network does not currently implement automated slashing, meaning penalties are not automatically imposed on validators for misbehavior, there is no guarantee that slashing or similar penalty mechanisms will not be adopted in the future. At present, slashing on the SEI Network is not enforced through protocol-level automation but may be applied manually through social consensus following significant validator misconduct. In the event of a consensus failure, the SEI Network may halt, and the validator set may propose slashing penalties upon restart. If implemented in the future, staked assets may be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Staking Provider’s liability to the Trust is limited, and the Staking Provider may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties. Additionally, the SEI Network implements “activation” and “deactivation” buffer periods that regulate when stakers can begin earning rewards and when they can unstake and withdraw their SEI. These mechanisms are designed to promote network stability by discouraging short-term or malicious validator behavior.

“Activation” refers to the warm-up period during which newly delegated SEI becomes eligible to participate in consensus and earn rewards. The Activation period on the SEI Network is instant (i.e., part of the next block). “Deactivation” begins when a user initiates an unstaking request and continues through the cooldown period until the SEI becomes fully withdrawable, a period which lasts for 21 days. During these periods, the affected SEI is temporarily inaccessible. The duration of these phases is influenced by network demand and protocol constraints, and may range from hours to several days or longer. These dynamics may introduce liquidity risk to the Trust, which the Sponsor will seek to manage through appropriate risk management practices.

SEI staking may result in adverse tax consequences for the Trust.

The staking of the Trust’s SEI is expected to result in the Trust’s receipt of staking proceeds in the form of additional SEI. Any such rewards are expected to be treated as ordinary income for tax purposes. To the extent that staking proceeds are regarded as ordinary income, the Trust is expected to experience a taxable event. Thus, the Trust’s participation in SEI staking could result in increasing the tax liability of the Trust. Any such tax liability could adversely affect an investment in the Shares.

The Staking Provider may not optimally execute the Trust’s SEI staking program.

The Trust relies on the resources of the Staking Provider to facilitate the Trust’s staking program. The Staking Provider will provide the hardware, software and services necessary for the Custodians to deposit SEI into a validator node. The hardware and software utilized by the Staking Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Provider to effectively execute the Trust’s staking program.

Risk Factors Related to Digital Assets

The Value Of The Shares Relates Directly To The Value Of SEI, The Value Of Which May Be Highly Volatile And Subject To Fluctuations Due To A Number Of Factors.

The value of the Shares relates directly to the value of the SEI held by the Trust and fluctuations in the price of SEI could adversely affect the value of the Shares. The market price of SEI may be highly volatile, and subject to a number of factors, including:

●	an increase in the global SEI supply or a decrease in global SEI demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

●	the adoption of SEI as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the SEI Network, and their ability to meet user demands;

●	manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;

●	the needs of decentralized applications, smart contracts, their users, and users of the SEI Network generally for SEI to pay gas fees to execute transactions;

●	forks in the SEI Network, particularly where changes to the SEI Network source code are either not well-received by key constituencies within the SEI community or are not successfully executed or implemented and fail to achieve the functionality such changes were intended to bring about;

●	governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the SEI Network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

●	increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;

●	increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the SEI Network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or SEI, and digital asset exchange rates;

●	consumer preferences and perceptions of SEI specifically and digital assets generally, the SEI Network relative to competing blockchain protocols, and SEI relative to competing digital assets;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

●	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in SEI;

●	a “short squeeze” resulting from speculation on the price of SEI, if aggregate short exposure exceeds the number of shares available for purchase;

●	an active derivatives market for SEI or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of SEI as a form of payment or the purchase of SEI on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing an SEI transaction and the speed at which SEI transactions are settled;

●	the maintenance, troubleshooting, and development of the SEI Network including by miners and developers worldwide;

●	the ability for the SEI Network to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the SEI Network and SEI transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset trading platforms;

●	interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting the SEI Network;

●	decreased confidence in digital assets and digital assets trading platforms;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Trust’s own acquisitions or dispositions of SEI, since there is no limit on the number of SEI that the Trust may acquire.

Although returns from investing in SEI have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that SEI will maintain its value in the long, intermediate, short, or any other term. In the event that the price of SEI declines, the Sponsor expects the value of the Shares to decline proportionately.

The price of the Shares of the Trust are represented by the Pricing Benchmark that may also be subject to momentum pricing due to speculation regarding future appreciation in value of SEI, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of SEI has resulted, and may continue to result, in speculation regarding future appreciation in the value of SEI, inflating and making the Pricing Benchmark more volatile. As a result, SEI may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the SEI Network, nor will the Trust seek to avoid or mitigate losses from declines in the SEI price. Furthermore, the impact of the expansion of the Trust’s SEI holdings on the digital asset industry and the SEI Network is uncertain. A decline in the popularity or acceptance of the SEI Network, or the value of SEI, would harm the value of the Trust.

Digital Asset Networks Face Significant Scaling Challenges And Efforts To Increase The Volume and Speed Of Transactions May Not Be Successful.

Many digital asset networks, including the SEI Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

As of April 25, 2025, the SEI Network processed approximately 49.91 transactions per second (TPS) in real-time, with a maximum recorded TPS of 255 and a theoretical maximum of 12,500 TPS. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

If growth in usage of the SEI Network outpaces improvements in throughput or execution efficiency, average gas fees and transaction settlement times may increase. Although the SEI Network employs a parallelized execution model to optimize block processing and transaction ordering, there is no guarantee that throughput will scale proportionally with network activity. Elevated gas fees or delayed finality could reduce the viability of use cases that depend on low latency and low cost, such as micropayments, arbitrage strategies or high-frequency market making.

SEI transaction costs are based on a gas fee model that reflects transaction complexity, resource consumption and eligibility for parallel execution. During periods of congestion or application-level bottlenecks, fees may rise, which could reduce demand for on-chain activity and impact the utility of SEI as a transactional asset.

While the SEI Network does not currently rely on Layer 2 scaling systems such as rollups, it is built within the Cosmos ecosystem and supports interchain activity via the Inter-Blockchain Communication (IBC) protocol. This design allows for horizontal scaling and composability across other Cosmos SDK-based blockchains. However, if applications or scaling strategies deployed in adjacent ecosystems experience technical issues, security incidents or regulatory intervention, it could impact liquidity routing, user confidence and the broader utility of SEI.

There is no assurance that any mechanism, upgrade or integration intended to improve throughput or reduce settlement costs will be implemented successfully or in a timely manner. If scalability challenges persist or confidence in the SEI Network’s ability to support high-volume execution declines, the resulting impact on developer engagement and user adoption could adversely affect the demand for SEI or its long-term value. Any of the foregoing scenarios could adversely impact the market price of SEI or the value of the Shares of the Trust.

If The Digital Asset Award Or Transaction Fees For Recording Transactions On The SEI Network Are Not Sufficiently High To Incentivize Validators, Or If Certain Jurisdictions Continue To Limit Or Otherwise Regulate Validating Activities, Validators May Cease Expanding Validating Power Or Demand High Transaction Fees, Which Could Negatively Impact The Value Of SEI And The Value Of The Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the SEI Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the SEI Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A significant reduction in the price of SEI could enable a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) to accumulate enough SEI that could be staked to obtain control of the SEI Network. See “Risk Factors—Risks Associated with SEI and the SEI Network—The SEI Blockchain could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the trust or the ability of the trust to operate.”

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the SEI Blockchain or a software upgrade automatically charges fees for all transactions on the SEI Network, the cost of using SEI may increase and the marketplace may be reluctant to accept SEI as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the SEI Network and force users to pay higher fees, thus reducing the attractiveness of the SEI Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the SEI Network, the value of SEI and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the SEI Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the SEI Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for SEI with Authorized Participants.

●	During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the SEI Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on the SEI Network, which may diminish its use. Users or other stakeholders on the SEI Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the SEI Network generally. In addition, it’s possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of the SEI Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of SEI and the value of the Shares.

Due To The Unregulated Nature And Lack Of Transparency Surrounding The Operations Of SEI Trading Platforms, They May Experience Fraud, Manipulation, Security Failures Or Operational Problems, Which May Adversely Affect The Value Of SEI And, Consequently, The Value Of The Shares.

Digital asset trading platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of SEI trading.

Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated trading platforms located outside of the United States. Such reports alleged that certain overseas trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their coins. Although these reports concerned bitcoin, it is possible that similar concerns are present for SEI markets as well.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period.

In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and SEI are different assets, SEI prices may be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The SEI market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many SEI trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of SEI on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset trading platforms, or may not exist at all.

SEI Trading Platforms May Be Exposed To Fraud And Manipulation

The SEC has identified possible sources of fraud and manipulation in the SEI market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in SEI manipulating SEI pricing; (3) hacking of the SEI Network and trading platforms; (4) malicious control of the SEI Network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in SEI, new sources of demand for SEI) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors—Risk Factors Related to Digital Assets—Prices of SEI may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at SEI trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

Over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other trading platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset trading platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platform, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe. The U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform failure or failure to prevent market manipulation could adversely affect the value of the Shares. Manipulative trading or market abuse could create artificial or distorted prices, cause a loss of investor confidence in SEI, adversely impact pricing trends in SEI markets broadly, and cause losses from an investment in Shares of the Trust.

In addition, negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the SEI Network and result in greater volatility or decreases in the prices of SEI. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Pricing Benchmark may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

SEI Trading Platforms May Be Exposed To Front-Running

SEI trading platforms on which SEI trades may be susceptible to “front-running,” which refers to the process when someone uses access to confidential information, or technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running can occur via manipulation of transaction validation and mining processes, or the theft or misappropriation of confidential information by insiders. To extent that front-running occurs in SEI markets, it may result in concerns as to the price integrity of digital asset exchanges and digital assets more generally.

SEI Trading Platforms May Be Exposed To Wash Trading

SEI trading platforms on which SEI trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the global digital asset trading market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SEI and/or negatively affect the market perception of SEI. If they were to affect trading at a trading platform which is used to calculate the Pricing Benchmark, they could cause the Trust’s NAV to be calculated incorrectly and cause Shareholders to suffer losses.

To the extent that wash trading either occurs or appears to occur in SEI trading platforms on which SEI trades, investors may develop negative perceptions about SEI and the digital assets industry more broadly, which could adversely impact the price of SEI and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Competition From Central Bank Digital Currencies And Emerging Payments Initiatives Involving Financial Institutions Could Adversely Affect The Value Of SEI And Other Digital Assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, SEI and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, SEI. As a result of any of the foregoing factors, the value of SEI could decrease, which could adversely affect an investment in the Trust.

Prices Of SEI May Be Affected Due To Stablecoins (Including Tether And US Dollar Coin (“USDC”)), The Activities Of Stablecoin Issuers And Their Regulatory Treatment.

While the Trust does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the SEI market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of SEI. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the SEI market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for SEI, could cause artificial rather than genuine demand for SEI, artificially inflating the price of SEI, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets. While USDC is designed to maintain a stable value at 1U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for SEI. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including SEI), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the SEI Network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the SEI market, and affect the value of SEI, and in turn impact an investment in the Shares. Given that Bitfinex may be a component of the Pricing Benchmark and Bitfinex and Tether are understood to be under common ownership and management, problems with Tether specifically could potentially affect pricing of transactions on Bitfinex or otherwise disrupt Bitfinex’s operations.

Competition From The Emergence Or Growth Of Other Digital Assets Or Methods Of Investing In SEI Could Have A Negative Impact On The Price Of SEI And Adversely Affect The Value Of The Shares.

As of April 25, 2025, SEI was the 68th largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of April 25, 2025, the alternative digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $2.97 trillion (including the approximately $1.04 billion market cap of SEI), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. SEI faces competition from a wide range of digital assets, including bitcoin and ethereum. SEI is also supported by fewer regulated trading platforms than more established digital assets, such as bitcoin and ethereum, which could impact its liquidity. In addition, SEI is in direct competition to other smart contract platforms, such as Ethereum, Polkadot, Avalanche and Cardano. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as EOS, Tezos, Tron, and numerous others, could have a negative impact on the demand for, and price of, SEI and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the SEI Network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Solana Network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Solana Classic. As a result, some users of the Solana Classic network may harbor ill will toward the Solana Network. If something similar were to occur with respect to the SEI Network, its users may attempt to negatively impact the use or adoption of the SEI Network.

Investors may invest in SEI through means other than the Shares, including through direct investments in SEI and other potential financial vehicles, possibly including securities backed by or linked to SEI and digital asset financial vehicles similar to the Trust, or other futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in SEI directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of SEI are formed and represent a significant proportion of the demand for SEI, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding SEI, could negatively affect the Pricing Benchmark, the Trust’s SEI holdings, the price of the Shares, the NAV of the Trust and the NAV.

Failure Of Funds That Hold Digital Assets To Receive SEC Approval To List Their Shares On Exchanges Could Adversely Affect The Value Of The Shares.

There have been a growing a number of attempts to list on national securities exchanges the shares of funds that hold digital assets. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. However, the SEC has repeatedly denied such requests. If exchange-listing requests continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in SEI and, consequently, the Trust, is speculative. The price of SEI is volatile, and market movements of SEI are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objectives or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of SEI.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SEI holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of SEI.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share and the Trust will therefore maintain its intended fractional exposure to a specific amount of SEI per share.

Different from directly owning SEI.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased SEI directly. The differences in performance may be due to factors such as fees, transaction costs, proceeds from staking activities, and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning SEI directly, such as the right to claim air drops. See “A Temporary Or Permanent “Fork” or a “Clone” Of The SEI Blockchain Could Adversely Affect The Value Of The Shares.”

Pricing Benchmark tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objectives. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Pricing Benchmark or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell SEI may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. SEI is a novel digital asset with a limited trading history, and the market for SEI is significantly smaller and less liquid than the markets for more established crypto assets such as Bitcoin and Ethereum, which underlie other currently available exchange-traded products. As of October 15, 2025, the average daily trading volume for SEI across major exchanges was approximately $172 million, compared to bitcoin’s average daily trading volume of approximately $71.0 billion and ether’s average daily trading volume of approximately $48.4 billion. The total market capitalization of SEI is approximately $1.35 billion, whereas bitcoin and ethereum have market capitalizations of approximately $2.2 trillion and $482 billion, respectively. Additionally, there is extensive activity in bitcoin ETP products trading on national securities exchanges, which often have total trading volumes in excess of $10 billion representing a deep pool of liquidity. Comparatively, this lack of trading volume for SEI could result in additional liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods.

Due to the smaller size and lower liquidity of the SEI market, it may be more difficult to execute large trades without significantly impacting the market price. For example, a large order in the SEI market may represent a higher percentage of the average daily trading volume compared to a similar order in the Bitcoin or Ethereum markets, increasing the risk of price slippage and market disruption. In periods of market stress or volatility, these risks may be further exacerbated, making it more challenging to liquidate positions at desired prices or to find suitable counterparties at a reasonable cost.

The Trust’s investment in SEI is highly concentrated, and the large size of the positions that the Trust may acquire could further increase the risk of illiquidity. If the Trust needs to liquidate its SEI holdings, it may incur greater losses than would be expected in more liquid markets such as those for Bitcoin or Ethereum. Any market disruption or illiquidity in the SEI market could therefore have a material adverse effect on the value of the Trust’s shares. It is also possible that a SEI spot market or governmental authority may suspend or restrict trading in SEI altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting SEI or other issues affecting counterparties. SEI is a new asset with a very limited trading history. Therefore, the markets for SEI may be less liquid and more volatile than other markets for more established products.

Redemption Liquidity Risk.

Although the Trust will carry out the Staking Program in accordance with the Sponsor’s Liquidity Risk Management Policy, and that the Staking Program offered by the Staking Provider contains a so-called “instant unbond” feature which allows for the Staking Provider to readily access the Trust’s staked SEI to meet redemption requests and other Trust expenses without waiting for the native SEI Network epoch to elapse, investors should be aware of the potential risk that the Trust may become unable to timely meet excessive redemption requests that exceed the portion of the Trust's SEI holdings that remain unstaked. Staking involves locking SEI tokens to support network operations, which may limit the liquidity of those assets for immediate redemption purposes. If redemption requests surpass the available unstaked SEI, the Trust may face delays in processing these requests, potentially impacting investors' ability to access their funds promptly. This risk may be enhanced with the 21-day unbonding period for the staking of SEI, which could present liquidity challenges. This risk is particularly relevant during periods of high market volatility or increased redemption activity, which may exacerbate liquidity constraints. Investors should consider the implications of staking on the liquidity of their investments and the potential for delays in redemption under such circumstances.

The value of the Shares may be influenced by a variety of factors unrelated to the value of SEI.

The value of the Shares may be influenced by a variety of factors unrelated to the price of SEI and the SEI exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of SEI have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the SEI Network may increase the potential for SEI to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’, or their Authorized Participant Designee’s, buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants may take long or short positions in SEI for hedging or other purposes and in some cases those positions may be substantial relative to the SEI market as a whole. Authorized Participants’, or an Authorized Participant Designee’s, purchase of SEI in connection with Basket creation orders may cause the price of SEI to increase, which will result in higher prices for the Shares. Increases in the SEI prices may also occur as a result of SEI purchases by other market participants who attempt to benefit from an increase in the market price of SEI when baskets are created. The market price of SEI may therefore decline immediately after Baskets are created.

Selling activity associated with sales of SEI by Authorized Participants, or their Authorized Participant Designee, in connection with redemption orders may decrease SEI prices, which will result in lower prices for the Shares. Decreases in SEI prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of SEI by Authorized Participants, or their Authorized Participant Designee, may have on the price of SEI, sales and purchases of SEI by similar investment vehicles (if developed) could impact the price of SEI. If the price of SEI declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their SEI exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient SEI liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of SEI, wide spreads between prices quoted on different SEI trading platforms, the closing of SEI trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to SEI may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market

Arbitrage transactions intended to keep the price of Shares closely linked to the price of SEI may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of SEI to and by the Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of SEI, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodians, the closing of SEI trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the SEI Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SEI may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the SEI Network, the processing of transactions on the SEI Network may be disrupted, which in turn may prevent SEI Trading Counterparties from depositing or withdrawing SEI from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of SEI and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for SEI should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering SEI in return for Baskets, the price of Shares may diverge from the price of SEI.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SEI and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SEI, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of SEI, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying SEI held by the Trust or sell Shares at a price lower than the value of the underlying SEI held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded SEI products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded SEI products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s SEI (i.e., at a greater premium or discount to the Trust’s NAV).

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of SEI and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the SEI Network, thefts can be difficult to trace, which may make SEI a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Benchmark Provider, the Transfer Agent, the Marketing Agent, the Administrator, or the Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s SEI held in the Trust’s account with the Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s SEI or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodians have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s SEI may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s SEI could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s SEI. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodians, the private keys (and therefore SEI) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Trust’s holdings of SEI are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodian has limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodians’ actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s SEI. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s SEI.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s SEI is held in cold storage wallets with the Custodians pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodians utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s SEI from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and the Custodians are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s SEI and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Custodians could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If the Custodians become insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Custodians may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodians. Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Custodians, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Custodians, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of the Custodians, and that customers of the Custodians, including the Trust, may be at risk of being treated as general unsecured creditors of the Custodians and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of the Custodians’ bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit the Custodians to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of SEI by the Sponsor to effectuate subscriptions for cash and the selling of SEI to effect redemptions for cash and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s SEI. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of SEI. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with SEI and digital assets. By concentrating its investment strategy solely in SEI, any losses suffered as a result of a decrease in the price of SEI can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objectives on a consistent basis.

There can be no assurance that the Trust will achieve its investment objectives. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objectives include: (1) Authorized Participants’ ability to purchase and sell SEI in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the SEI Network; (3) the SEI market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which SEI trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of SEI represented by the Shares will decline over time.

Each outstanding Share represents a fractional, undivided interest in the SEI held by the Trust. The Trust does not generate any income and transfers SEI to pay for the Sponsor Fee and other liabilities. Therefore, the amount of SEI represented by each Share will gradually decline over time. Assuming a constant SEI price, the trading price of the Shares is expected to gradually decline relative to the price of SEI as the amount of SEI represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of SEI represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of SEI.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving SEI more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s SEI.

The Sponsor could decide to replace the Custodians as the custodian of the Trust’s SEI, or the Custodians may cease providing the custodial services necessary for the Trust’s normal operations. For example, the Trust’s custodian may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with the Custodians to another party will likely be complex and could subject the Trust’s SEI to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s SEI.

Limited recourse.

The Custodians have limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its SEI and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Custodians. In addition, the Custodians are generally not be liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodians’ policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Custodians to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Custodians are generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodians or any system failure (other than a system failure caused by the gross negligence, willful misconduct or fraud of the Custodians or the Custodians’ affiliates), that prevents the Custodians from fulfilling its obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The calculation agent also has limited liability, impairing the ability of the Trust to recover losses relating to the calculation of the Pricing Benchmark.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodians.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the SEI holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding SEI. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of SEI. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its SEI and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer SEI may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its SEI. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

SEI has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the SEI market, including advancements in the underlying technology, changes to SEI may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which SEI is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of SEI. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to SEI. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to SEI, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the SEI held by the Trust and, consequently, on the market value of SEI.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	affiliates of the Sponsor may start to have substantial direct investments in SEI, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Pricing Benchmark price and, in turn, the value of the Shares; and

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

The Trust Agreement may be amended without the Shareholders’ Consent

The Trust Agreement may be amended by the Sponsor in its sole discretion without the consent of Shareholders, including through a supplemental agreement or an amended and restated Trust Agreement. As a result, Shareholders will have no voting or approval rights with respect to amendments that may materially affect their interests.

Exclusive Forum Risk

The Trust Agreement includes exclusive forum provisions that require certain legal actions to be brought in Delaware state or federal courts, and actions arising under the Securities Act of 1933 to be brought in federal court. These provisions may limit a Shareholder’s ability to bring claims in the forum of their choosing and there is uncertainty as to whether courts will enforce these provisions with respect to claims under the federal securities laws.

Risks Associated with the Pricing Benchmark

The Pricing Benchmark has a limited history.

The price of SEI in US dollars as calculated by CoinDesk Indices, a financial data website integrating spot market prices from various digital asset trading platforms. The Pricing Benchmark has a limited history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance.

The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes.

There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of SEI in the future. The Benchmark Provider has no obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider.

Although the Pricing Benchmark is intended to accurately capture the market price of SEI, third parties may be able to purchase and sell SEI on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of SEI on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of SEI based on integrating spot prices of SEI on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of SEI as represented by the Pricing Benchmark. It is possible that the price of SEI on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of SEI, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SEI, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of SEI. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of SEI, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of SEI and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of SEI may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of SEI used in Pricing Benchmark calculations and, therefore, could adversely affect the SEI price as reflected by the Pricing Benchmark.

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The Trust utilizes the Solactive to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the SEI market price of SEI, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the ITV is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the Pricing Benchmark is designed to accurately capture the market price of SEI, third parties may be able to purchase and sell SEI on public or private markets not included among the Constituent Platforms of the Pricing Benchmark, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of SEI, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate SEI price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value SEI, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of SEI provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” SEI will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of SEI, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SEI, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of SEI. To the extent such prices differ materially from the market price for SEI, investors may lose confidence in the Shares’ ability to track the market price of SEI, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” SEI will be a common occurrence.

The Pricing Benchmark could fail to track the global SEI price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of SEI, third parties may be able to purchase and sell SEI on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of SEI on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of SEI based on the volume-weighted price of SEI on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of SEI as represented by the Pricing Benchmark. It is possible that the price of SEI on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of SEI, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SEI, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of SEI. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of SEI, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of SEI differs materially from the global market price of SEI and/or that third parties are able to purchase and sell SEI on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s SEI may be volatile, adversely affecting the value of the Shares.

The price of SEI on public digital asset trading platforms has a limited history, and during this history, SEI prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of SEI generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of SEI as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of SEI and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of SEI as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value SEI in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of SEI in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SEI holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of SEI trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of SEI.

Shareholders also should note that the size of the Trust in terms of total SEI held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s SEI holdings or SEI holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

Digital Asset Markets In The United States Exist In A State Of Regulatory Uncertainty, And Adverse Legislative Or Regulatory Developments Could Significantly Harm The Value Of SEI Or The Shares, Such As By Banning, Restricting Or Imposing Onerous Conditions Or Prohibitions On The Use Of SEI, Mining Activity, Digital Wallets, The Provision Of Services Related To Trading And Custodying SEI, The Operation Of The SEI Network, Or The Digital Asset Markets Generally.

There is a lack of consensus regarding the regulation of digital assets, including SEI, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or SEI in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and SEI held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of SEI or any other digital asset as a “security” or how SEI or the Trust would be treated under any new or revised regulatory framework.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and SEI held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling SEI and therefore may adversely affect the price of SEI and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether SEI that has been associated with such addresses in the past can be easily sold. This “tainted” SEI may trade at a substantial discount to untainted SEI. Reduced fungibility in the SEI markets may reduce the liquidity of SEI and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of SEI and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the SEI Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the digital asset industry. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Solana wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the SEI Network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Cash Custodian – to reduce support for or cease offering services for SEI or to the Trust, which could impair the utility of SEI, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of SEI and related products and services continues to evolve, may take many different forms and will, therefore, impact the SEI Network and SEI and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for SEI businesses to provide services, which may impede the growth of the SEI economy and have an adverse effect on consumer adoption of SEI. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of SEI’s status under federal or state securities laws, changes to regulations surrounding SEI futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over SEI, the SEI Network, SEI trading, or related activities impacting other parts of the digital asset market, may adversely impact SEI and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the Investment Company Act. Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust will not engage in “retail commodity transactions”— any SEI transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

Future Legal Or Regulatory Developments May Negatively Affect The Value Of SEI Or Require The Trust Or The Sponsor To Become Registered With The SEC Or CFTC, Which May Cause The Trust To Liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which SEI are treated for classification and clearing purposes. In particular, SEI itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in SEI to full CFTC regulatory jurisdiction. Alternatively, in the future SEI might be classified by a court as a “security” under U.S. federal securities laws. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of SEI under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

Depending on its characteristics, a digital asset, including SEI, may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the creation of the “Crypto Task Force.” The Crypto Task Force was to be dedicated to developing a comprehensive and clear regulatory framework for digital assets and was to be led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, entered into a joint stipulation with the SEC to dismiss the SEC’s lawsuit against them with prejudice. The ultimate impact of these dismissals is yet unknown.

Whether a digital asset is a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

If the Sponsor determines that SEI is a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that SEI is a security, the Sponsor does not intend to permit the Trust to continue holding SEI in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). In determining whether SEI is a security, the Sponsor does not engage in legal analysis on SEI nor perform any analysis based upon any legal standard. Instead, the Sponsor reviews the following information to inform its determination: (1) public information to determine if the SEC, any other U.S. regulatory agency or any court has made any statements regarding SEI, (2) public information regarding how digital asset markets view SEI, including whether SEI has been listed on reputable digital asset trading platforms that would have had access to a reasonable amount of information when making their determinations to list SEI, (3) public information to undertake reasonable diligence into the structure and technology of SEI, and (4) any other information gained from reputable sources that may impact the Sponsor’s view of SEI, including a review of any websites associated with SEI’s development. It is critical to note that such analysis are risk-based judgments made by the Sponsor and not a legal standard or determination binding on any regulatory body or court.

Any enforcement action by the SEC or a state securities regulator asserting that SEI is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of SEI, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is a security by the SEC or another regulatory authority may have similar effects.

If SEI is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Trust’s assessment of SEI as a non-security.

To the extent that SEI is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s SEI at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 206(4)-2 of the Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 206(4)-2 to cover all digital assets, including SEI, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including SEI. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Custodians. It is possible that such amendments, if adopted, could prevent the Custodians from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Custody Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the role that the Custodians currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of SEI) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected.

Further, the proposed amendments could have a severe negative impact on the price of SEI and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to SEI, or causing certain holders of SEI to sell their holdings.

It may be illegal now, or in the future, to acquire, own, hold, sell or use SEI in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently SEI is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use SEI or to exchange SEI for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of SEI or the sale of SEI to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of SEI to fund cash redemptions are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the SEI and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SEI held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of SEI and transactions involving SEI for United States federal income tax purposes may change.

Under current IRS guidance, SEI is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in SEI in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which SEI is exchanged and the taxpayer’s basis in the SEI. However, because SEI is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in SEI or in transactions relating to investments in SEI may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of SEI may have a negative effect on prices of SEI and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SEI. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SEI or in transactions relating to investments in SEI is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of SEI and transactions involving SEI for state and local tax purposes is not settled.

Because SEI is a new technological innovation, the tax treatment of SEI for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of SEI for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of SEI may have negative consequences, including the imposition of a greater tax burden on investors in SEI or the imposition of a greater cost on the acquisition and disposition of SEI generally. Any such treatment may have a negative effect on prices of SEI and may adversely affect the value of the Shares.

The treatment of staking for tax purposes is still developing.

As a grantor trust, there are limitations on the types of activities that the Trust can undertake. For example, the Trust cannot make investment decisions to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision. If staking is viewed as a passive investment activity it would be permissible for the Trust. If staking is viewed as some other type of activity, the staking may affect the Trust’s classification as a grantor trust. Validation is generally associated with staking. Validation is a service. If the Trust were viewed as providing validation services, the Trust would be reclassified as a partnership or a corporation. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a corporation, the Trust would be subject to corporate level tax, and the Shareholder’s return on investment is likely to be affected. The IRS recently released guidance regarding a grantor trust staking their digital assets without jeopardizing their tax status as a grantor trust, and described a safe harbor for such trusts engaged in staking activities. The Trust will endeavor to comply with the requirements of such safe harbor with respect to its staking activities.

A Hard “Fork” Of The SEI Blockchain Could Result In the Trust Incurring A Tax Liability.

If a hard fork occurs in the SEI Blockchain, the Trust could temporarily hold both the original SEI and the alternative new SEI. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute SEI. The Trust shall treat whichever asset the Sponsor determines is not SEI as Incidental Rights or IR Virtual Currency, which it has committed to irrevocably abandon.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “United States Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency. The Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets.

The receipt, distribution and/or sale of the alternative SEI may cause the Trust to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and other similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for Federal income tax purposes. A grantor trust is not permitted to change the investment of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “____.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the SEI spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

SEI is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where SEI trade. In a highly volatile market, or if one or more spot markets supporting the SEI market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objectives.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in SEI markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include situations where the Trust is unable to transact in SEI or where the Trust is unable to value its SEI holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the SEI in the SEI Accounts at the Custodians due to technical or operating issues at the Trust or the Custodians. Such disruptions may have an effect on overall SEI liquidity or cause price spreads of SEI to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Pricing Benchmark is not available or the Sponsor determines, in its sole discretion, that the Pricing Benchmark should not be used, the Trust’s SEI investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. SEI valued using techniques other than those employed by the Pricing Benchmark, including SEI investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND SEI PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the value of SEI held by the Trust, less the expenses of the Trust’s operations. A secondary investment objective is for the Trust to earn additional SEI through the validation of transactions in the SEI Network’s PoS process. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking providers, except SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. In consideration for any staking activity in which the Trust may engage, the Trust would receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Trust. In seeking to achieve its investment objectives, the Trust will hold SEI and will value its net assets and the Shares daily based on the Pricing Benchmark. SEI will be the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use SEI by investing in the Shares rather than purchasing, holding and trading SEI directly. The latter alternative would require an investor to acquire SEI by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such SEI by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

The Pricing Benchmark

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark as of 4:00 p.m. ET, which integrates spot market prices from various digital asset trading platforms. The Pricing Benchmark is designed to reflect the performance of SEI in U.S. dollars. The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of SEI in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of SEI differs materially from the global market price of SEI and/or that third parties are able to purchase and sell SEI on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Pricing Benchmark Methodology

The Pricing Benchmark is a U.S. dollar-denominated composite reference rate for the price of SEI. The Pricing Benchmark is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the SEI reference rate, (2) provide a volume-weighted fair value of SEI and (3) appropriately handle and adjust for non-market related events.

The Benchmark Price is determined by the Benchmark Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

Determination of the Benchmark Price

The Benchmark Price is determined by producing a time-weighted average price (“TWAP”) of the SEI-USD CCIXbe Reference Rate (the “Underlying Index”) by using the closing minute values between 3:00 pm and 4:00 pm New York time. The Reference Index applies an algorithm to the price of SEI on the Constituent Platforms calculated on a per second basis over a 24-hour period.

The Underlying Index

The Underlying Index is designed to represent the fair market price of SEI in US dollars by aggregating real trading data from multiple cryptocurrency exchanges. The calculation is based on a 24-hour volume-weighted average price, with additional adjustments to ensure accuracy, reliability, and resistance to manipulation.

To determine the rate, the Underlying Index collects every individual SEI-USD and SEI-USDC trade from the Constituent Platforms. Each trade record includes the price at which SEI was traded for USD, the amount (volume) of SEI traded, the exact time the trade occurred, and the Constituent Platform where the trade took place.

The system gathers trade data in real time, updating the Underlying Index every time a new SEI-USD and SEI-USDC trade is reported by any of the Constituent Platform. For each exchange, the system looks at all SEI-USD and SEI-USDC trades that occurred in the past 24 hours. Each trade’s price is multiplied by the amount of SEI traded, giving more influence to larger trades. The sum of all these “price x volume” values is divided by the total volume traded in the 24-hour period, producing a volume-weighted average price for each Constituent Platform.

Once the volume-weighted average prices are calculated for all Constituent Platforms, the Underlying Index combines them, with each Constituent Platform’s contribution to the final rate weighted according to its trading volume. This means that Constituent Platform with more trading activity have a greater influence on the final rate. If a Constituent Platform has not reported a recent trade, its influence on the Underlying Index is reduced over time, ensuring the Underlying Index reflects the most current market conditions. The methodology also includes an outlier detection step; if a Constituent Platform’s price is significantly different from the others, its influence is reduced or removed to prevent distortion of the index.

Selection of Constituent Platforms

To determine which Constituent Platforms are included in the Underlying Index, a structured and multi-step methodology is followed to ensure that only the most reliable and representative trading venues are selected. The process begins by establishing a broad universe of potential platforms, which includes all cryptocurrency exchanges that meet the baseline eligibility criteria set out in the CoinDesk Digital Asset Policy Methodology. These criteria require that an exchange must be classified as either Category 1 or Category 2, with Category 1 generally referring to U.S.-licensed exchanges and Category 2 to non-U.S. licensed exchanges that still meet certain standards. There must be at least two Category 1 exchanges included, ensuring a foundation of regulated and reputable platforms.

From this initial universe, further quantitative filters are applied. Each exchange’s trading volume for the relevant currency pair over the prior three months is measured as a percentage of the total trading volume across all eligible exchanges. For exchanges already contributing to the Underlying Index, a minimum of 2% of total volume is required, while new or non-contributing exchanges must meet a 3% threshold. Additionally, only exchanges that support direct USD-denominated trading for the asset in question are considered. Any exchange that has been specifically excluded under the policy methodology is automatically ineligible.

Once the eligible universe is established, exchanges are ranked by their three-month trading volume. The two highest-ranked Category 1 exchanges are selected first. If there are not enough Category 1 exchanges meeting the volume requirement, the threshold is relaxed until two are included. The remaining Constituent Platforms are then chosen based on overall trading volume, up to a maximum of eight platforms in total. If, after this process, there are fewer than three eligible exchanges, the volume requirements are further relaxed to ensure a minimum of three Constituent Platforms are included. In rare cases where even these relaxed standards cannot be met, the Index Committee will determine the appropriate course of action, which may include further adjustments or, if necessary, the removal of the index.

This methodology ensures that the Underlying Index is constructed from a universe of exchanges that are not only active and liquid, but also meet high standards for regulatory compliance and operational integrity. The process is reviewed and updated quarterly, with ongoing monitoring to address any anomalies or disruptions, thereby maintaining the accuracy and reliability of the index over time.

As of December 9, 2025, the digital asset trading platforms included in the Underlying Index were Binance, Coinbase, Kraken, KuCoin. As further described below, the Sponsor and the Trust reasonably believe each of these digital asset trading platforms are in material compliance with applicable licensing requirements based on the trading platform category and jurisdiction, as detailed below, and maintain practices and policies designed to comply with AML and KYC regulations.

Binance: The world’s largest cryptocurrency exchange by trading volume, founded in 2017. It operates as a global blockchain ecosystem offering spot, futures, margin trading, its own native token (BNB), and additional services like research, charity, and an NFT marketplace.

Coinbase: A U.S.-based trading platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense, as well as a money transmitter in various U.S. states.

Kraken: A U.S.-based trading platform registered as an MSB with FinCEN and licensed as a money transmitter in various U.S. states. Kraken does not hold aBitLicense.

KuCoin: A global cryptocurrency exchange founded in 2017, headquartered in Seychelles, and serving users worldwide. It offers access to over 1,000 digital assets with spot, futures, margin trading, and its own native token (KCS), making it one of the largest exchanges by trading volume and user base.

The below table reflects the trading volume in SEI and market share of the SEI-U.S. dollar trading pairs of each of the Constituent Platforms included in the Underlying Index as of December 9, 2025:

Digital Asset Trading Platforms included in the Index as of December 9, 2025	Volume ($)	Market Share(1)
Binance	$13,140,994	18.36%
KuCoin	$4,412,552	6.16%
Coinshares	$3,465,432	4.84%
Kraken	$490,603	0.69%
Total SEI-U.S. Dollar Trading Pair	$21,509,581	30.05%
(1) Market share is calculated using trading volume provided by the Index Provider.

The domicile, regulation and legal compliance of the digital asset trading platforms included in the Underlying Index varies. Information regarding each digital asset trading platform may be found, where available, on the websites for such digital asset trading platforms, among other places.

Although the Pricing Benchmark and the Underlying Index are designed to accurately capture the market price of SEI, third parties may be able to purchase and sell SEI on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Benchmark Price. Moreover, there may be variances in the prices of SEI on the various digital asset trading platforms, including as a result of differences in fee structures or administrative procedures on different digital asset trading platforms. To the extent such prices differ materially from the Benchmark Price, investors may lose confidence in the Shares’ ability to track the market price of SEI.

Pricing Benchmark Disclaimer

COINDESK® and CoinDesk SEI CCIXbe 60m New York Rate (the “Index”) are trade or service marks of CoinDesk Indices, Inc. (with its affiliates, “CDI”) and/or its licensors. CDI or CDI’s licensors own all proprietary rights in the Data.

CDI is not the issuer or producer of the Trust and has no responsibilities, obligations, or duties to investors in or holders of the Trust. The Index is licensed for use by Canary Capital Group LLC as the issuer of the Trust. The only relationship that CDI has with Canary Capital Group LLC in respect of the Trust is the licensing of the Index, which is administered and published by CDI, or any successor thereto, without regard to the issuer of the Trust or the owners or holders of the Trust.

Investors or holders acquire the Trust from Canary Capital Group LLC and investors and holders neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with CDI upon making an investment in or acquisition of the Trust. The Trust is not sponsored, endorsed, sold, or promoted by CDI. CDI makes no representation or warranty, express or implied, regarding the advisability of investing in or otherwise acquiring the Trust or the advisability of investing in securities or digital assets generally or the ability of the Index to track corresponding or relative market performance. CDI has not passed on the legality or suitability of the Trust with respect to any person or entity. CDI is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the Trust to be issued. CDI has no obligation to take the needs of the issuer or the owners or holders of the Trust or any other third party into consideration in administering, composing, calculating, or publishing the Index. CDI has no obligation or liability in connection with administration, marketing, or trading of the Trust.

The licensing agreement between Canary Capital Group LLC and CDI is solely for the benefit of Canary Capital Group LLC and CDI and not for the benefit of the owners or holders of the Trust or any other third parties.

CDI SHALL HAVE NO LIABILITY TO THE ISSUER, INVESTORS, HOLDERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE DATA. CDI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY OTHER DATA INCLUDED THEREIN. CDI RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE INDEX AND SHALL NOT BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED, OR INTERRUPTED PUBLICATION WITH RESPECT TO THE INDEX. CDI SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH, RESULTING FROM THE USE OF THE INDEX OR ANY OTHER DATA INCLUDED THEREIN OR WITH RESPECT TO THE TRUST.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds SEI and is expected from time to time to issue Baskets in exchange for deposits of cash and to distribute cash in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the value of SEI held by the Trust, less the expenses of the Trust’s operations and other liabilities. A secondary investment objective is for the Trust to earn additional SEI through the validation of transactions in the SEI Network’s PoS process. Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking Providers, except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. In consideration for any staking activity in which the Trust may engage, the Trust would receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Trust. In seeking to achieve its investment objectives, the Trust will hold SEI and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust’s is a straight-forward solution to seek its investment objectives. Besides cash received in connection with purchase orders of Baskets, the Trust’s sole asset is expected to be SEI held with the Custodians. The Sponsor believes that the Pricing Benchmark is a representative value for the USD-SEI price of SEI, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in SEI. The Trust will only sell SEI (1) in connection with the redemption of Baskets for cash, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis SEI pricing information based on the spot price for one SEI from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (https://etfs.canary.capital) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

CALCULATION OF NAV

Under normal circumstances, the Trust’s only asset will be SEI and, under limited circumstances, cash. The Trust’s SEI is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. Eastern time (“ET”), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor determines that a correction is necessary, the Pricing Benchmark will be adjusted to reflect the corrected data. Because the Trust’s NAV is calculated using the final Pricing Benchmark as of the end of the trading day, any correction to the Pricing Benchmark during this pause will directly affect the NAV. In such cases, the corrected Pricing Benchmark will be used to value the Trust’s SEI holdings, resulting in a corresponding upward or downward adjustment to the NAV, depending on the nature of the correction. This process is designed to ensure that the NAV accurately reflects the fair value of the Trust’s assets and that investors receive reliable information regarding the value of their investment.

The Administrator will calculate the NAV of the Trust by multiplying the number of SEI held by the Trust by the Pricing Benchmark for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s SEI by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark price to value SEI in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the SEI held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” SEI will be a common occurrence.

The Indicative Trust Value (the “ITV”) will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Pricing Benchmark. The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end-of-day values of the Trust’s investments. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for SEI on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for SEI, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for SEI in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that SEI is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through SEI Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the SEI Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s SEI, the principal market in each scenario is determined by looking at the market-based level of volume and SEI trading activity. SEI Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable SEI trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for SEI. The Sponsor then identifies that market as the principal market for SEI during that period, and uses the price for SEI from that venue at 4:00 ET as the principal market price.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on April 23, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to Trust Agreement, as amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash represented by the NAV of the Baskets being created or redeemed. The total amount of cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual unified fee of ____% of the Trust’s SEI Holdings (the “Sponsor Fee”). The Trust’s “SEI Holdings” is the quantity of the Trust’s SEI plus any cash or other assets held by the Trust represented in SEI as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in SEI as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s SEI Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in SEI and be payable monthly in SEI or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of SEI to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodians, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of SEI, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of SEI to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of SEI in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Trust will not bear any costs associated with the transfer or sale of SEI to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses, the Trust will bear the costs of any transfers or sales of SEI to pay such expenses. The Trust will seek to transfer SEI at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in SEI, the amount of SEI transferred or sold may vary from time to time depending on the actual sales price of SEI relative to the Trust’s expenses and liabilities (e.g., if the price of SEI falls, the amount of SEI needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell SEI, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells SEI, the Sponsor seeks quotes from its SEI trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of SEI incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least thirty (30) days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its SEI or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of SEI for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s SEI assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying SEI holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodians, or the Benchmark Provider. The Sponsor, or its agent, will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of Canary Capital Group Inc. At present, the primary business activities of Canary Capital Group Inc. and its subsidiaries are the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors, exchange-traded funds, private trusts, hedge funds and digital asset treasury companies and accounts. While the Sponsor’s personnel have significant experience managing exchange-traded vehicles such as the Trust, including exchange-traded vehicles that hold digital assets, the Sponsor is a newly-formed entity with no prior experience managing pooled investment vehicles.

The principal office of the Sponsor is:

Canary Capital Group LLC

8 Cadillac Drive, Suite 300,

Brentwood, TN, 37027

(615) 200-0788

The Sponsor’s leadership team brings over 50 years of combined experience in the exchange-traded fund industry, spanning product design, portfolio strategy, operations, and regulatory compliance. Steven McClurg has 15 years of experience in asset management and 10 years of experience in the crypto asset space. Kevin Farragher has 35 years of experience in asset management and 4 years of experience in the crypto asset space. Drew Hill has 10 years of experience in securities law and 10 years of experience in the crypto asset space. Josh Olszewicz has 7 years of experience in asset management and 12 years of experience in the crypto asset space. Team members have held senior positions at major financial institutions, where they led the development and management of public funds, including those offering exposure to digital assets. Their expertise in the crypto asset space is further reflected in their founding and operation of digital asset investment firms, several of which have been acquired by leading industry participants. In addition, the Sponsor’s principals bring deep legal and compliance experience across digital assets, securities regulation, and fund governance, offering a well-rounded perspective on the evolving regulatory frameworks shaping both traditional and digital markets.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least one hundred eighty (180) days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least sixty (60) days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodian, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsors Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the instruction to transfer SEI required for the operation of the Trust.

The Custodians

The Custodians are responsible for safekeeping all of the SEI owned by the Trust. The Custodians were selected by the Sponsor. The Sponsor has responsibility for opening the SEI Accounts with the Custodians. In addition, the Custodians facilitate the transfer of SEI required for the operation of the Trust upon instructions from the Sponsor or the Administrator.

The Staking Provider

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking Providers, except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The initial Staking Provider for the Trust’s SEI will be [________] (“[_____]”). [____] is expected to be the exclusive Staking Provider for the Trust for at least [two (2) years] from the date upon which the Trust first trades. The Staking Program will be carried out by the [________] pursuant to an agreement between the Custodians and the Staking Provider. The Trust is not a party to such agreement.

The Custodians, in consultation with the Sponsor, are responsible for the implementation of the Trust’s Staking Program, including establishing the arrangements with the Staking Providers, and neither the Trust nor the Sponsor will have any direct contractual relationship with the Staking Providers. In determining the amount and percentage of the Trust’s SEI to allocate to each Staking Provider, the Sponsor will consider (i) the concentration of the Trust’s SEI at each Staking Provider, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Staking Provider, (iii) each Staking Provider’s history of implementing similar staking programs, (iv) the technology used by each Staking Provider, and (v) any other factor the Custodians deems relevant in making the allocation determination.

In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by a Staking Provider. The Trust will dedicate substantially all of the Trust’s SEI to the Trust’s Staking Program, which will be provided by one or more Staking Providers through the Custodians. The portion of the Trust’s SEI will be fixed on or before the Trust’s start date. [____] is responsible for providing the software protocol that allows the Trust to connect to a pool of verified validator nodes on the SEI Network for automated SEI staking optimization.

Staking rewards generated by the Trust’s staking program will be subject to fees shared among the Staking Provider and its network of validators. The amounts owed or paid to the Staking Provider and its network of validators are collectively referred to as the “Staking Fees.” The Staking Fees will reduce the amount of SEI rewards that are generated from the Trust’s staking program that are received by the Trust. The remainder of the staking rewards will be deployed into the staking program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. The Sponsor will not be entitled to any Staking Fees and will not receive any additional compensation for administering the Trust’s staking program. Except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Trust’s staking program.

Pursuant to the Staking Program, the Staking Provider will distribute earned staking rewards to the Trust’s wallet or wallets at the Custodian on a periodic basis, generally coinciding with the approximately 21-day unbonding cycle for the SEI Network. Accrued staking rewards will be included in the Trust’s daily NAV calculation.

The Staking Provider will carry out the Staking Program in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquid to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses the characteristics of a protocol’s native unbonding period, the particular unbonding characteristics of the Staking Program, sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at www.canary.capital.

The Staking Program offered by the Staking Provider contains a so-called “instant unbond” feature, which is a proprietary marketplace where holders of staked SEI are matched with holders of unstaked SEI, enabling holders of staked SEI to find instantaneous liquidity for a spread. Any spread or other fees incurred in connection with the use of the instant unbond feature will be borne by the redeeming Authorized Participant and will not reduce the amount of SEI represented by a Share or value of the Shares. If necessary, and as part of the Trust’s Liquidity Risk Management Policy, the Trust will utilize the Staking Provider’s instant unbond feature for its staked SEI to meet redemption requests and pay other Trust expenses without waiting for the native SEI Network epoch to elapse. There can be no guarantee that the instant unbond feature will be available at any given time, and the Sponsor may need to rely on other aspects of the Liquidity Risk Management Policy to manage the liquidity of the Trust’s SEI portfolio.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

U.S. Bank, N.A. also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-SEI assets of the Trust.

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing SEI market data relating to the calculation and maintenance of the Pricing Benchmark.

The Marketing Agent

The Marketing Agent is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

SEI Trading Counterparties

The Trust buys and sells SEI through SEI trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of ________, the Trust has entered into agreements with each of ________, ________ and _______. to serve as an SEI trading counterparty to the Trust. ________ is an Authorized Participant. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such SEI trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in SEI with the Trust. The agreements with the SEI trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. The SEI trading counterparties will have no obligation to participate in cash orders for creations and redemptions. Each of these third parties are, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

The Sponsor will decide which SEI trading counterparties to place trade orders with based on, among other things, their ability to provide best execution for the Trust’s orders, any relevant regulatory or disciplinary history, and the competitiveness of pricing. Neither the Trust nor the Sponsor anticipate receiving any “soft dollar” or similar benefits from the selection of any SEI trading counterparty.

CUSTODY OF THE TRUST’S ASSETS

The Trust has entered into the Custodial Services Agreements, pursuant to which the Custodians will custody all of the Trust’s SEI in segregated accounts from time to time. The Custodians will keep all of the private keys associated with the Trust’s SEI held by the Custodians in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s SEI are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodians will generally keep a substantial portion of the Trust’s SEI in cold storage on an ongoing basis, from time to time, portions of the Trust’s SEI will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell SEI including to pay Trust expenses. The Trust’s SEI held in the cold storage by the Custodians are held in segregated wallets and therefore are not commingled with the Custodians’ or other customer assets.

The Sponsor will allocate the Trust’s SEI between SEI Accounts at the Coinbase Custodian, and the BitGo Custodian. In determining the amount and percentage of the Trust’s SEI to allocate to each SEI Account, the Sponsor will consider (i) the concentration of the Trust’s SEI at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s SEI at each Custodian, (v) the fees and expenses associated with the transfer to or from the SEI Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s SEI held at the Coinbase Custodian or the BitGo Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of SEI between the SEI Accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of SEI between the SEI Accounts at each Custodian will occur “on-chain” over the SEI Network. On-chain transactions are subject to all of the risks of the SEI Network, including the risk that transactions will be made erroneously and are generally irreversible.

Custody of SEI typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of SEI from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s SEI is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodians are involved in private key management operations, and the Custodians have represented that no single individual has access to full private keys. While the Custodians will generally keep a substantial portion of the Trust’s SEI in cold storage on an ongoing basis, from time to time, portions of the Trust’s SEI will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell SEI to pay Trust expenses. The determination of what portion of the Trust’s SEI to store outside of cold storage and for what duration will be made by the Sponsor at its sole discretion.

The Custodians may receive deposits of SEI but may not send SEI without the use of the corresponding private keys. In order to send SEI when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a Custodian can upload the fully signed transaction to an online network and transfer the SEI. Because the Custodians may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Custodians carefully consider the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Trust may engage third-party custodians or vendors besides the Custodians and Cash Custodian to provide custody and security services for all or a portion of its SEI and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodians and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Custodians at any time. The Sponsor may, in its sole discretion, change the custodians for the Trust’s SEI holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into SEI custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

Custody with the Coinbase Custodian

SEI custodied by the Custodians in the SEI Accounts is not commingled with assets of Custodians or their respective affiliates or with assets of other customers of Custodian. The Coinbase Custodian has also agreed in the Coinbase Custodial Services Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s SEI, and that the Trust’s SEI assets are not treated as general assets of the Coinbase Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Coinbase Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the SEI held by the Coinbase Custodian for the Trust and that the Trust’s SEI is held in a separate, segregated account under the Trust’s name.

The Coinbase Custodian’s internal audit team performs periodic internal audits over custody operations, and the Coinbase Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Coinbase Custodian by an external provider.

The Coinbase Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy in an amount up to $320 million, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Custodian (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding SEI with the Coinbase Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, among others, the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the affected SEI giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew or should have known of the possibility thereof. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian.

Key Generation

Private keys are generated by the Custodians in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

Key Storage

The Custodians will hold a majority of SEI in cold storage and are responsible for managing the allocation of SEI between cold and hot storage for the segregated wallets. Private keys for both hot and cold storage are stored on secure devices. While cold storage requires keys to be held in an offline manner, hot storage requires private keys to be held online on a Custodian’s intranet, where they are more accessible and can be used for more efficient SEI transfers. Some portion of SEI will be held in hot storage for the purpose of satisfying client demands for transfers including in facilitation of redemptions. Within such hot and cold wallets, the Custodians have represented to the Sponsor that it keeps a substantial majority of assets in cold wallets to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. Each Custodian has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodian balances anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of SEI that each Custodian maintains in cold wallets versus hot wallets. Each cold storage wallet has a deposit size limitation of $100 million.

Each Custodian has multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of a Custodian are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodian and are kept confidential by each Custodian for security purposes. Transactions from cold to hot storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the SEI Network can be executed, as signed using the private keys held offline in cold storage.

The Custodians also maintain geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication.

Custody with the BitGo Custodian

BitGo is also authorized to safeguard the Trust’s SEI holdings allocated to it by the Sponsor. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custodial Services Agreement, for the receipt, safekeeping, and maintenance of SEI.

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys safekept by BitGo will be held in cold storage in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for private key management include the BitGo Platform, hardware security modules (“HSMs”) and modular services. The BitGo cold custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at BitGo hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

BitGo is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of SEI held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Trust or to customers holding SEI and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

BitGo’s fork policy determines that in the event of an upcoming modification to the SEI Network that could result in a digital asset network fork or airdrop, BitGo will use best commercial efforts to provide the value of the forked digital asset. In addition to BitGo’s fork policy, BitGo adheres to the fork policy outlined by the CME. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by BitGo and assumes absolutely no responsibility in respect to new protocols. The Trust Agreement provides that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

The BitGo Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custodial Services Agreement. After the initial term, the BitGo Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. BitGo may terminate the BitGo Custodial Services Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the BitGo Custodial Services Agreement at any time upon providing at least thirty (30) days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreement provides that the Custodians may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodians will determine in their sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodians will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodians’ books and records for the Trust’s account. The Sponsor has not communicated any anticipatory disclaimer to the Custodians regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis. That notwithstanding, Trust Agreement provides that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies, and the Sponsor has committed to irrevocably abandon such incidental Rights and IR Virtual Currencies.

Staked SEI

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SEI through one or more Staking Providers, except for SEI reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. [_____] (“[_____]”) is expected to be the exclusive Staking Provider for at least [two (2) years] from the date upon which the Trust first trades. The Trust will stake the Trust’s SEI on the SEI Network through the Custodian using a software protocol provided by [_____] that connects the Trust to a pool of verified validator nodes on the SEI Network for automated SEI staking optimization. The Custodian will maintain exclusive possession and control of the private keys associated with any staked SEI at all times. The staking process includes protocol-defined warm-up, activation and withdrawal periods, during which delegated SEI is temporarily locked and inaccessible. These phases affect when SEI begins earning rewards, participates in consensus and becomes available for transfer or redelegation.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

Addition or Termination of a Custodian

If a custodian is added or terminated, the Trust will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

SEED CAPITAL INVESTOR

On [_______], [___], [_____]the “Seed Capital Investor”) purchased ______ Shares at a per-Share price of $___ (the “Seed Shares”). Total proceeds to the Trust from the sale of the Seed Shares were $______. The Trust will purchase $______ in SE with the proceeds of the Seed Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Shares. As of the date of this Prospectus, these ______ Shares represent all of the outstanding Shares. The Seed Capital Investor may offer all of the Shares comprising the Seed Shares to the public pursuant to this Prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Shares, and its activities with respect to the Seed Shares will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “____.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Shares (described above), the Trust continuously offers Baskets consisting of ________ Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets and the Seed Capital Investor will be a statutory underwriter with respect to the Seed Shares. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

As of [____], [___] and [___] have each executed an Authorized Participant Agreement

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SEI or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of SEI required in a Basket Deposit (the “Basket SEI Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of SEI or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Marketing Agent.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell SEI and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the SEI market, it could affect the price of SEI and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the SEI or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of SEI or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on SEI or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of SEI (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of SEI with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Trust’s account at the Custodian must be credited with the required SEI by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required SEI in an “on chain” transaction over the SEI Network. Such on chain transactions are subject to the risks associated with SEI Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to SEI Network congestion. Upon receipt of the Basket SEI Deposit amount in the Trust’s account at the Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Marketing Agent, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct an SEI trading counterparty to purchase the amount of SEI equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting SEI will be deposited in the Trust’s account with the Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the SEI acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account. To the extent the execution price of the SEI acquired by the trading counterparty is less than the cash deposit amount, such excess cash will be returned to the Authorized Participant. To the extent the execution price of the SEI acquired by the trading counterparty is less than the cash deposit amount, such excess cash will be returned to the Authorized Participant.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s SEI and cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket SEI Deposit for a given day is determined by dividing the number of SEI held by the Trust as of the opening of business on that business day, adjusted for the amount of SEI constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of SEI smaller than .________ are disregarded for purposes of the computation of the Basket SEI Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of SEI, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes an SEI purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its SEI trading counterparties will be able to provide pricing based on the Pricing Benchmark price at 4:00 p.m. ET, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes SEI trades will be the Pricing Benchmark price at 4:00 p.m. ET, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodian or Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Pricing Benchmark price at 4:00 p.m. ET as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s SEI trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit for any reason, including if the Sponsor determines that:

●	the purchase order is not in proper form;

●	the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

●	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

●	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

●	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust;

●	the value of Baskets to be created exceeds a purchase authorization limit afforded to the Authorized Participant by the Trust, and the Authorized Participant has not deposited an amount in excess of such purchase authorization with the Custodian prior to the designated cut-off time; or

●	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute an SEI transaction, when it believes the price of SEI is being inconsistently, irregularly, or discontinuously published from SEI trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on SEI being removed from the SEI Account at the Custodian. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Because of the time involved in deactivating SEI from the Trust’s staking program with the Custodian and the Staking Provider, all Redemption Orders will generally be settled on the second business day following a Redemption Order date. Authorized Participants will bear the risk of price movement of SEI during the period between when the Redemption Order is placed and when the transaction is settled.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of SEI to the Authorized Participant, or its Authorized Participant Designee, representing the amount of SEI held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its Authorized Participant Designee of an amount of either SEI (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The Transfer Agent will notify the Custodians, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account. For an In-Kind Redemption Order, the Sponsor will transfer the redemption SEI amount from the Custodian to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Marketing Agent acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Marketing Agent, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. Neither the Marketing Agent, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor the Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension had not occurred. The Trust will notify Shareholders of any such suspension in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a creation order or redemption order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SEI or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of SEI. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of SEI.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of either SEI or cash. In addition, the Trust will receive proceeds from its staking program that consist of SEI. Deposits of SEI are held by the Custodian on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SEI, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to SEI through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in SEI outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including SEI. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase and sale of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may select service providers that are affiliates, including the Custodians, the Benchmark Provider, the Marketing Agent, and the Administrator. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Retain independent public accountants to audit the accounts of the Trust;

●	Employ attorneys to represent the Trust;

●	Select the Trust’s Trustee, Administrator, Transfer Agent, Custodian, Marketing Agent, Benchmark Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	Provide for the safekeeping and use of the Trust’s assets;

●	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

●	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

●	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with purchase orders, receive directly or through its delegates the amount of cash in a Basket;

●	In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of cash, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of SEI attributable to the Shares redeemed;

●	Interact with the Custodians and any other party as required;

●	Select one or more Staking Providers;

●	Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

●	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●	Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

●	Perform such other services as the Sponsor believes the Trust may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

Consistent with the intention to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, the Sponsor will not have the power to vary the investments of the Trust and must manage the Trust’s assets in accordance with the strict limitations set forth in the Trust Agreement.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any SEI or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

The Custodians

The Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its SEI and any recovery may be limited, even in the event of fraud. In addition, the Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodians may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Benchmark Provider

The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark. The Benchmark Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Pricing Benchmark or any data included therein. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Benchmark Provider has contracted with an independent calculation agent to calculate the Pricing Benchmark. Without limiting any of the foregoing, in no event shall the Benchmark Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Pricing Benchmark, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following officers of the Sponsor are primarily responsible for the management of the Trust’s ongoing operations:

Steven McClurg – Chief Executive Officer

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg served as the Chief Investment Officer of Valkyrie Investments. Mr. McClurg also founded Theseus Capital, a Blockchain-powered asset management platform, followed by joining Blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor.

Drew Hill – President

Drew Hill is an experienced attorney specializing in blockchain, token and cryptocurrency law, with a focus on securities law and regulatory compliance for public and private funds. Previously, Mr. Hill served as General Counsel and Chief Compliance Officer at Valkyrie Investments, where he led the legal and compliance teams and played a key role in launching digital asset themed ETFs, including the spot Bitcoin ETF “BRRR” and the bitcoin miners ETF “WGMI.” Prior to his tenure at Valkyrie Investments, Mr. Hill was a key member of the nationally recognized Blockchain Practice at Frost Brown Todd LLC, advising clients on mergers and acquisitions, private fund formation, start-up fundraising and securities law compliance for token and cryptocurrency issuers. Mr. Hill currently serves as President and Chief Legal Officer of Canary Capital Group. Mr. Hill holds a Bachelor of Arts in Finance and Spanish from the Clark Honors College at the University of Oregon and a Juris Doctor from Northwestern University Pritzker School of Law.

Starr Frohlich – Principal Financial Officer and Principal Accounting Officer

Starr Frohlich has extensive experience in finance and investment management. Ms. Frohlich currently serves as a Director on the Principal Financial Officer Services team at PINE Administrators, LLC, where she acts as Principal Financial Officer and Treasurer for registered fund products, overseeing financial, accounting and regulatory reporting functions. Previously, Ms. Frohlich was Vice President of Fund Administration at U.S. Bank Global Fund Services, where she supervised financial reporting and regulatory filings for a wide range of registered investment companies. Earlier in her career, she held senior fund accounting and financial reporting positions at JPMorgan Chase & Co. and AssetMark, Inc., supporting the operations and compliance of investment funds. Ms. Frohlich serves as the Principal Financial Officer and the Principal Accounting Officer of the Trust. Ms. Frohlich holds a Bachelor of Science in Accounting from the University of Minnesota and is a Certified Public Accountant.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 8 Cadillac Drive, Suite 300, Brentwood, TN 37027, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or 1934 Act.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Chapman and Cutler LLP will render an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of ________, included in this Prospectus has been so included in reliance on the report of ________, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s SEI and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care in carrying out all of its duties and obligations under the Administration Agreement. The Administrator shall not be liable for any error of judgment, mistake of law, fraud or misconduct by the Trust or the Sponsor, or any loss suffered by the Trust or its affiliates in connection with the Administrator’s duties under the Administration Agreement, except a loss arising out of or relating to the Administrator’s refusal or failure to comply with the terms of the Administrator Agreement or from the Administrator’s bad faith, gross negligence, or willful misconduct in the performance of its duties under the Administration Agreement.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

Neither the Trust nor the Administrator shall be liable for any special, indirect, or consequential damages, including lost profits or goodwill, of any kind whatsoever arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the bad faith, gross negligence, or willful misconduct of the Administrator in the manner in which it carries out the instruction.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the State of Wisconsin.

Termination of the Administration Agreement

The Administration Agreement shall continue for an initial term of three (3) years. Following the initial term, the Administration Agreement shall automatically renew for successive one (1) year periods unless either party provides at least ninety (90) days’ prior notice to the end of the current term that is will not be renewing the agreement. The Administration Agreement may also be terminated by either party at any time upon ninety (90) days’ prior written notice to the other party, subject in the case of termination by the Trust to early termination fees (which will be assumed by the Sponsor).

The Coinbase Custodial Services Agreement

Under the Coinbase Custodial Services Agreement, the Coinbase Custodian is responsible for (1) safekeeping all of the SEI owned by the Trust allocated to it by the Sponsor, (2) opening one or more accounts that hold the Trust’s SEI and (3) facilitating the transfer of SEI required for the operation of the Trust as directed by the Sponsor. The Coinbase Custodian is chartered as a limited-purpose trust company by the NYDFS and is authorized by the NYDFS to provide digital asset custody services. The Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of SEI, or fraud or willful misconduct, among others, the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the affected SEI or cash giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew or should have known of the possibility thereof. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian. Under the Coinbase Custodial Services Agreement, except in the case of its gross negligence, fraud, or willful misconduct, the Coinbase Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack.

The Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing the thirty (30) days’ notice to the Trust, or immediately for an Event of Default (as defined in the Coinbase Custodial Services Agreement), including, among others, if the Trust materially breaches the Coinbase Custodial Services Agreement and such breach remains uncured or undergoes a bankruptcy event.

The BitGo Custodial Services Agreement

The BitGo Custodian is also authorized to safeguard the Trust’s SEI holdings. The BitGo Custodian maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custodial Services Agreement, for the receipt, safekeeping, and maintenance of SEI.

The BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

The BitGo Custodian cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by the BitGo Custodian’s employees or executives, and loss of keys directly related to the BitGo Custodian’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of the BitGo Custodian’s clients and is not specific to the Trust or to customers holding SEI and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The BitGo Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custodial Services Agreement. After the initial term, the BitGo Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. The BitGo Custodian may terminate the BitGo Custodial Services Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if the BitGo Custodian perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the BitGo Custodial Services Agreement at any time upon providing at least thirty (30) days’ written notice to the BitGo Custodian, paying outstanding amounts and an early termination fee.

Marketing Agent Agreement

Pursuant to a marketing agent agreement (the “Marketing Agent Agreement”) between the Trust and _______, the Marketing Agent assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Pursuant to the Marketing Agent Agreement, the Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Sponsor’s or the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for three years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (b) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

Transfer Agency and Services Agreement

U.S. Bancorp Fund Services, LLC serves as the Transfer Agent pursuant to a Transfer Agency and Services Agreement. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

The Transfer Agency and Services Agreement will continue in effect for an initial period of three (3) years from its effective date and automatically renew for successive one (1) year terms unless terminated. Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s committing a material breach of the Transfer Agency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice.

Limitation on Transfer Agent’s Liability; Imdemnification

The Transfer Agent is obligated to exercise reasonable care. Its liability is limited to direct damages arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties. The Trust is obligated to indemnify the Trust against claims not arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct.

Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-SEI assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-SEI assets for safekeeping. Amounts received in connection with the sale of SEI shall be deposited into the Cash Account.

Standard of Care; Limitations of Liability; Indemnification

Liability of the Cash Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Cash Custodian is responsible for any actions or omissions of sub-custodians (if any) to the same extent as if those actions or omissions were performed by the Custodian itself. The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect for an initial term of three (3) years and automatically renew for successive one (1) year terms unless terminated. The Cash Custody Agreement may be terminated by either party upon giving ninety (90) days’ prior written notice to the other party. The Custodian may terminate the Cash Custody Agreement immediately for the causes specified in the Cash Custody Agreement.

Index License Agreement

The Index License Agreement grants the Trust a limited, non-exclusive, non-transferable license to access and use specified CoinDesk indices and related data for internal business purposes and as benchmarks for certain ETFs, subject to detailed usage restrictions and attribution requirements. The Benchmark Provider is obligated to provide the agreed index data and services, including delivery via API and flat file, and to notify the Sponsor of material methodology changes. The Index License Agreement continues until no Service Schedules remain in effect, with each Service Schedule having an initial two-year term and automatic one-year renewals unless either party provides at least ninety days’ notice of non-renewal. Either party may terminate for material breach (with a 30-day cure period if curable), and upon termination, the Sponsor must cease use and expunge all Benchmark Provider data except as required for legal compliance. The Agreement also includes confidentiality, intellectual property, indemnification, and liability limitation provisions.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income, expenses and amounts realized should “flow through” to the Shareholders, and the Trustee will report to Shareholders and the IRS on that basis. The opinion of Chapman and Cutler LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Treatment as a Grantor Trust

For income tax purposes, a “trust” is an arrangement by which title to property is held by a person or persons, with a fiduciary responsibility to conserve or protect the property for the benefit of another person or persons.

A grantor trust is defined under subpart E of Subchapter J of the Code. Under these provisions, a grantor who has retained certain powers which may be exercised without the approval or consent of an adverse party is treated as the owner of the trust and is taxed individually. This retention of control may be manifested by either the grantor’s or a nonadverse party’s ability to control the beneficial enjoyment of the corpus or the income therefrom, to revoke the trust or a portion thereof, or to receive income from the trust, actually or constructively.

I.R.C. § 671 provides that where the grantor or another person is treated as the owner of any portion of a trust, there will be included in computing taxable income and credits of the grantor or other person, those items of income, deduction and credits against tax of the trust attributable to that portion of the trust to the extent that such items would be taken into account in computing the taxable income or credit against the tax of an individual. Treas. Reg. § 1.671-2(e)(3) provides that a “grantor” includes a purchaser of an interest in an investment trust described in Treas. Reg. § 301.7701-4(c). Thus, investment trusts formed as grantor trusts are treated as grantor trusts in respect of the purchasers of interests in the trust.

Forming an entity as a trust may not prevent the entity from being classified as a business entity. In general, if the organizational documents of a trust authorize the trust to conduct business or the trust does, in fact, conduct business, an entity formed as a trust may be viewed as a business entity. If a business trust indeed exists, it is not classified as a trust for tax purposes. If it has one beneficiary, it will be treated as a disregarded entity. If it has two or more beneficiaries, it will be classified as a partnership. It can, alternatively, elect to be taxed as a C corporation.

Treas. Reg. § 301.7701-4(c)(1) provides that an investment trust will be treated as a business entity if the trustees have a power to vary the investment of the trust certificate holders. For example, in Rev. Rul. 78-371, the IRS ruled that a real estate trust, which was formed to collect and distribute income from the trust property, was a business entity where the trustees had the power to change the property into which the trust assets were invested. In contrast, in Rev. Rul. 79-77, the IRS ruled that a real estate trust, which was similarly formed to act as a signatory to leases and collect and distribute the income from the property, was organized to conserve property (and, thus, treated as a trust) because the trustees lacked the powers given to the trustees in Rev. Rul. 78-371.

Separately, an investment trust with multiple classes of ownership interest will ordinarily be classified as a business entity unless (i) there is no power to vary the investment of the certificate holders and (ii) the trust is formed to facilitate direct investment in the assets of the trust and the existence of multiple classes of ownership interests is incidental to that purpose.

If a trustee has additional powers under the trust agreement such as the power to do one or more of the following: (i) dispose of the trust’s property and acquire new property; (ii) renegotiate the lease of the trust’s property with the original lessee or enter into leases with tenants other than the original lessee; (iii) renegotiate or refinance the obligation used to purchase the trust’s property; (iv) invest cash received to profit from market fluctuations; or (v) make more than minor non-structural modifications to the trust’s property not required by law, the trust will be a business entity.

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

Based on the opinion described above, the Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the trust will expand and contract over time with creations and redemptions by authorized participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to immediately converted into the assets identical to those already held by the Trust. Incidental rights also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. In addition, staking of digital assets raises both trade or business and power to vary issues. The IRS recently released guidance regarding a grantor trust staking their digital assets without jeopardizing their tax status as a grantor trust, and described a safe harbor for such trusts engaged in staking activities. The Trust will endeavor to comply with the requirements of such safe harbor with respect to its staking activities.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses, subject to some specialized allocation rules for widely held fixed investment trusts. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying SEI represented by the Shares and the additional SEI purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the SEI held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the SEI with the cash. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying SEI related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies SEI as “property” that is not currency for U.S. federal income tax purposes and clarifies that SEI can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of SEI. Because SEI is a new technological innovation, the U.S. federal income tax treatment of SEI or transactions relating to investments in SEI may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SEI. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SEI or in transactions relating to investments in SEI is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use SEI to pay certain expenses of the Trust or to fund cash redemptions if and when applicable. If the Trust sells SEI (for example to generate cash to pay fees or expenses) or is treated as selling SEI (for example by using SEI to pay fees or expenses), a Shareholder will generally recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the SEI that was sold. A Shareholder’s tax basis for its share of any SEI sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the SEI held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the SEI remaining in the Trust should be equal to its tax basis for its share of the total amount of the SEI held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the SEI that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the SEI held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the SEI held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. A selling Shareholder may recognize additional gain or loss when the Trust sells or disposes of SEI, as described above, attributable to the portion of the year the Shares were held. Based on current IRS guidance, such gain or loss on the sale of Shares (as well as any gain or loss realized by a Shareholder on account of the Trust selling SEI) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the SEI that was sold and otherwise will be short-term capital gain or loss.

Sales of SEI to fund cash redemptions are expected to result in gains and losses with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the SEI and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SEI held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

If permitted by the SEC rules and regulations, Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the SEI held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the SEI held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption for SEI, that is treated as the basis of the SEI received by the Shareholder in the redemption.

Except for cash temporarily held to pay Trust expenses, to facilitate redemption transactions, or received in creation transactions, the Trust will only invest in SEI. In the event of a fork, the Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the SEI Network (other than what the Sponsor determines to be SEI). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. If, despite such abandonment, the Trust were to receive any digital asset resulting from a fork in the SEI Network (other than what the Sponsor determines to be SEI), the Trust Agreement requires the Sponsor to cause the forked asset to be sold and have the proceeds distributed to the Shareholders. The sale of a forked asset received by the Trust will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

If the Trust were to receive staking rewards, likely in the form of new SEI, any such staking rewards received by the Trust would be reportable to Shareholders as taxable income under current IRS guidance. As a grantor trust, there are limitations on the types of activities that the Trust can undertake. For example, the Trust cannot make investment decisions to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision. If staking is viewed as a passive investment activity it would be permissible for the Trust. If staking is viewed as some other type of activity, the staking may affect the Trust’s classification as a grantor trust. Validation is generally associated with staking. Validation is a service. If the Trust were viewed as providing validation services, the Trust would be reclassified as a partnership or a corporation. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a corporation, the Trust would be subject to corporate level tax, and the Shareholder’s return on investment is likely to be affected.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of SEI by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in SEI held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS
BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying SEI held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable Prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable Prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant Prospectus supplement.

You should not assume that the information in this Prospectus or any applicable Prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable Prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://etfs.canary.capital. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at https://etfs.canary.capital/privacy.

Report of Independent Registered Public Accounting Firm

[To be provided]

Canary Staked SEI ETF

Statement of Assets and Liabilities

[To be provided]

Canary Staked SEI ETF

Notes to Financial Statement

[To be provided]

CANARY STAKED SEI ETF

SHARES

PROSPECTUS

_______, 202_

Until _______, 202_ (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Canary Capital Group LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)		$0	*
Listing fee (actual)	$	____
Auditor’s fees and expenses	$	____
Legal fees and expenses	$	____
Printing expenses	$	____
Miscellaneous expenses	$	____
Total	$	____

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

[On ____, 202_, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased one (1) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 202_. Total proceeds to the Trust from the sale of the Seed Share were $___. On ____, 202_, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Shares”). Total proceeds to the Trust from the sale of the Seed Shares were $____. On ____, 202_, the Trust purchased ____ SEI with the proceeds of the Seed Shares.]

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1*	Trust Agreement of Canary Staked SEI ETF, incorporated by reference to Exhibit 3.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-286867), filed on April 30, 2025

3.2*	Certificate of Trust, incorporated by reference to Exhibit 3.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-286867), filed on April 30, 2025

5.1**	Opinion of Chapman and Cutler LLP as to legality

8.1**	Opinion of Chapman and Cutler LLP as to tax matters

10.1**	Form of Initial Authorized Participant Agreement

10.2**	Distribution Agreement

10.3**	Custodial Services Agreement

10.4**	Administration Agreement

10.5**	Transfer Agency Agreement

10.6**	Sponsor Agreement

10.7**	Cash Custody Agreement (Custodian Agreement)

23.1**	Consent of Independent Registered Public Accounting Firm

23.2**	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1)

107*	Filing Fee Tables, incorporated by reference to Exhibit 107 of the Trust’s Registration Statement on Form S-1 (File No. 333-286867), filed on April 30, 2025

* Previously filed

** To be filed by amendment

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, and the State of Tennessee, on December 10, 2025.

CANARY STAKED SEI ETF

Canary Capital Group LLC,
as Sponsor of the Trust

By:	/s/ Steven McClurg
Name: Steven McClurg
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
/s/ Steven McClurg	Chief Executive Officer (Principal Executive Officer)	December 10, 2025
Steven McClurg

/s/ Starr Frohlich	Principal Financial Officer and Principal Accounting Officer	December 10, 2025
Starr Frohlich

* The registrant is a trust and the persons are signing in their capacities as officers of Canary Capital Group LLC, the Sponsor of the registrant.